                                                                   Exhibit-10(q)

"*******" DENOTE MATERIAL THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of December 10, 2003

                                      Among

                         HASBRO RECEIVABLES FUNDING, LLC
                                  AS THE SELLER

                                       and

                                   CAFCO, LLC
                                       and
                          STARBIRD FUNDING CORPORATION
                                AS THE INVESTORS

                                       and

                                 CITIBANK, N.A.
                                       and
                               BNP PARIBAS, ACTING
                           THROUGH ITS NEW YORK BRANCH
                                    AS BANKS

                                       and

                          CITICORP NORTH AMERICA, INC.
                              AS THE PROGRAM AGENT

                                       and

                          CITICORP NORTH AMERICA, INC.
                                       and
                               BNP PARIBAS, ACTING
                           THROUGH ITS NEW YORK BRANCH
                               AS INVESTOR AGENTS

                                       and

                                  HASBRO, INC.
                      AS COLLECTION AGENT AND AN ORIGINATOR

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                                       and

                         WIZARDS OF THE COAST, INC. and
                                  ODDZON, INC.
                                 AS ORIGINATORS

                                        2
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                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I DEFINITIONS.............................................................................................1
         SECTION 1.01. Certain Defined Terms......................................................................1
         SECTION 1.02. Other Terms...............................................................................25

ARTICLE II AMOUNTS AND TERMS OF THE PURCHASES....................................................................25
         SECTION 2.01. Purchase Facility.........................................................................25
         SECTION 2.02. Making Purchases..........................................................................26
         SECTION 2.03. Receivable Interest Computation...........................................................27
         SECTION 2.04. Settlement Procedures.....................................................................28
         SECTION 2.05. Fees......................................................................................31
         SECTION 2.06. Payments and Computations, Etc............................................................32
         SECTION 2.07. Dividing or Combining Receivable Interests................................................32
         SECTION 2.08. Increased Costs...........................................................................32
         SECTION 2.09. Additional Yield on Receivable Interests Bearing a Eurodollar Rate........................34
         SECTION 2.10. Taxes.....................................................................................34
         SECTION 2.11. Security Interest.........................................................................36
         SECTION 2.12. Sharing of Payments.......................................................................36
         SECTION 2.13. Right of Setoff...........................................................................37

ARTICLE III CONDITIONS OF PURCHASES..............................................................................37
         SECTION 3.01. Conditions Precedent to Initial Purchase..................................................37
         SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments...................................39

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................40
         SECTION 4.01. Representations and Warranties of the Seller..............................................40
         SECTION 4.02. Representations and Warranties of the Collection Agent....................................42

ARTICLE V COVENANTS..............................................................................................44
         SECTION 5.01. Covenants of the Seller...................................................................44
         SECTION 5.02. Covenant of the Seller and the Originators................................................50

ARTICLE VI ADMINISTRATION AND COLLECTION OF POOL RECEIVABLES.....................................................51
         SECTION 6.01. Designation of Collection Agent...........................................................51
         SECTION 6.02. Duties of Collection Agent................................................................51
         SECTION 6.03. Certain Rights of the Program Agent.......................................................53
         SECTION 6.04. Rights and Remedies.......................................................................54
         SECTION 6.05. Further Actions Evidencing Purchases......................................................54
         SECTION 6.06. Covenants of the Collection Agent and each Originator.....................................54
         SECTION 6.07. Indemnities by the Collection Agent.......................................................55

ARTICLE VII EVENTS OF TERMINATION................................................................................56
         SECTION 7.01. Events of Termination.....................................................................56

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
ARTICLE VIII THE PROGRAM AGENT...................................................................................60
         SECTION 8.01. Authorization and Action..................................................................60
         SECTION 8.02. Program Agent's Reliance, Etc.............................................................60
         SECTION 8.03. CNAI and Affiliates.......................................................................61
         SECTION 8.04. Indemnification of Program Agent..........................................................61
         SECTION 8.05. Delegation of Duties......................................................................61
         SECTION 8.06. Action or Inaction by Program Agent.......................................................61
         SECTION 8.07. Notice of Events of Termination...........................................................61
         SECTION 8.08. Non-Reliance on Program Agent and Other Parties...........................................62
         SECTION 8.09. Successor Program Agent...................................................................62
         SECTION 8.10. Reports and Notices.......................................................................62

ARTICLE IX THE INVESTOR AGENTS...................................................................................63
         SECTION 9.01. Authorization and Action..................................................................63
         SECTION 9.02. Investor Agent's Reliance, Etc............................................................63
         SECTION 9.03. Investor Agent and Affiliates.............................................................63
         SECTION 9.04. Indemnification of Investor Agents........................................................64
         SECTION 9.05. Delegation of Duties......................................................................64
         SECTION 9.06. Action or Inaction by Investor Agent......................................................64
         SECTION 9.07. Notice of Events of Termination...........................................................64
         SECTION 9.08. Non-Reliance on Investor Agent and Other Parties..........................................65
         SECTION 9.09. Successor Investor Agent..................................................................65
         SECTION 9.10. Reliance on Investor Agent................................................................65

ARTICLE X INDEMNIFICATION........................................................................................66
         SECTION 10.01. Indemnities by the Seller................................................................66

ARTICLE XI MISCELLANEOUS.........................................................................................68
         SECTION 11.01. Amendments, Etc..........................................................................68
         SECTION 11.02. Notices, Etc.............................................................................68
         SECTION 11.03. Assignability............................................................................68
         SECTION 11.04. Costs and Expenses.......................................................................71
         SECTION 11.05. No Proceedings; Waiver of Consequential Damages..........................................71
         SECTION 11.06. Confidentiality..........................................................................72
         SECTION 11.07. GOVERNING LAW............................................................................72
         SECTION 11.08. Execution in Counterparts................................................................73
         SECTION 11.09. Survival of Termination..................................................................73
         SECTION 11.10. Consent to Jurisdiction..................................................................73
         SECTION 11.11. WAIVER OF JURY TRIAL.....................................................................73
         SECTION 11.12 Tax Treatment.............................................................................73

                                    SCHEDULES

SCHEDULE I   -   Lock-Box Banks
SCHEDULE II  -   Credit and Collection Policy
SCHEDULE III -   Fiscal Months
SCHEDULE IV  -   Locations of Records Concerning Pool Receivables

                                     ANNEXES

ANNEX A-1    -   Form of Monthly Report
ANNEX A-2    -   Form of Weekly Report
ANNEX A-3    -   Form of Daily Report
ANNEX B      -   Form of Lock-Box Agreement
ANNEX C      -   Forms of Opinions of Counsel to the Seller
ANNEX D      -   Assignment and Acceptance
ANNEX E      -   Form of Funds Transfer Letter
ANNEX F      -   Applicable Margin
ANNEX G      -   Parent Undertaking

                                   RECEIVABLES
                               PURCHASE AGREEMENT

                          Dated as of December 10, 2003

          HASBRO RECEIVABLES FUNDING, LLC, a Delaware limited liability company (the "SELLER"), CAFCO, LLC, a Delaware limited liability company, as an Investor (as defined herein), STARBIRD FUNDING CORPORATION, a Delaware corporation, as an Investor, CITIBANK, N.A., as a Bank (as defined herein), BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, as a Bank and an Investor Agent (as defined herein), CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as program agent (the "PROGRAM AGENT") for the Investors and the Banks and as an Investor Agent, HASBRO, INC., a Rhode Island corporation, as Collection Agent and an Originator, and WIZARDS OF THE COAST, INC., a Washington corporation ("WOTC"), and ODDZON, INC., a Delaware corporation ("ODDZON"), as Originators, agree as follows:

          PRELIMINARY STATEMENT. The Seller has acquired, and may continue to acquire, Receivables (as hereinafter defined) from the Originators (as hereinafter defined), by purchase (in the case of Receivables acquired from Originators other than the Parent) or either by purchase or by contribution to the capital of the Seller (in the case of Receivables acquired from the Parent), as determined from time to time by the Seller and the Parent. The Seller is prepared to sell undivided fractional ownership interests (referred to herein as "RECEIVABLE INTERESTS") in the Receivables. The Investors may, in their respective sole discretion, purchase such Receivable Interests, and the Banks are prepared to purchase such Receivable Interests, in each case on the terms set forth herein. Accordingly, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADJUSTED EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the Eurodollar Rate for such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period.

          "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

          "AFFECTED PERSON" has the meaning specified in Section 2.08(a).

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          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "AFFILIATED OBLIGOR" means any Obligor that is an Affiliate of another Obligor.

          "AGENT" means any of the Program Agent or any Investor Agent and "Agents" means, collectively, the Program Agent and the Investor Agents.

          "ALTERNATE BASE RATE" means (a) for each Bank or Investor in the Group which includes CAFCO, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

               (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; and

               (ii)    the Federal Funds Rate; and

          (b) for each Bank or Investor in the Group which includes Starbird, on any date, a fluctuating rate of interest per annum equal to the higher of

               (i) the base commercial lending rate per annum announced from time to time by BNP Paribas at its principal office in New York in effect on such day; and

               (ii)    the Federal Funds Rate.

The Alternate Base Rate for BNP Paribas is not necessarily intended to represent the lowest rate of interest charged by BNP Paribas for extensions of credit.

          "APPLICABLE MARGIN" means, at any time, the percentage determined pursuant to Annex F based on the Parent's Debt Rating at such time.

          "ASSET PURCHASE AGREEMENT" means (a) in the case of any Bank other than Citibank and BNP Paribas, the asset purchase agreement entered into by such Bank concurrently with the Assignment and Acceptance pursuant to which it became party to this Agreement and (b) in the case of Citibank and BNP Paribas, the secondary market agreement, asset purchase agreement or other similar liquidity agreement entered into by such Bank for the benefit of its respective Investor, to the extent relating to the sale or transfer of interests in Receivable Interests, in each case as amended or modified from time to time and expiring on the Commitment Termination Date in effect from time to time.

          "ASSIGNEE RATE" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period PLUS the Applicable Margin; PROVIDED, HOWEVER, that in case of:

               (i) any Fixed Period on or prior to the first day of which an Investor or Bank shall have notified the Program Agent and each Investor Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor or Bank to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor or Bank shall not have subsequently notified the Program Agent and each Investor Agent that such circumstances no longer exist),

               (ii) any Fixed Period of one to (and including) 29 days (it being understood and agreed that this clause (ii) shall not be applicable to a Fixed Period for which Yield is to be computed by reference to the Eurodollar Rate that is intended to have a one-month duration but due solely to LIBOR interest period convention the duration thereof will be less than 30 days),

               (iii) any Fixed Period as to which the Program Agent and each Investor Agent does not receive notice, by no later than 12:00 noon (New York City time) on the second Business Day preceding the first day of such Fixed Period, that the related Receivable Interest will not be funded by CAFCO and Starbird through the issuance of Promissory Notes or commercial paper, as the case may be, or

               (iv) any Fixed Period for a Receivable Interest the Capital of which allocated to the Investors or the Banks is less than $500,000,

the "ASSIGNEE RATE" for such Fixed Period shall be an interest rate per annum equal to one percent per annum above the Alternate Base Rate in effect from time to time during such Fixed Period.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee, such Bank's Investor Agent and the Program Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Annex D hereto.

          "BANK COMMITMENT" of any Bank means, (a) with respect to Citibank, $125,000,000 or such amount as reduced or increased by any transfer under any Assignment and Acceptance entered into among Citibank, another Bank, the Investor Agent for Citibank and the Program Agent, (b) with respect to BNP Paribas, $125,000,000 or such amount as reduced or increased by any transfer under any Assignment and Acceptance entered into among BNP Paribas, another Bank, the Investor Agent for BNP Paribas and the Program Agent or (c) with respect to a Bank (other than Citibank or BNP Paribas) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment; PROVIDED that if the Investors and Banks in any Group (the "DEPARTING GROUP") shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and the Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Bank Commitment of each Bank in the Departing Group shall be reduced (ratably, or as otherwise mutually agreed by such Banks) or terminated.

          "BANKS" means Citibank, BNP Paribas and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 11.03.

          "BNP PARIBAS" means BNP Paribas, a bank organized under the laws of France, acting through its New York branch.

          "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City or Rhode Island, and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "CAFCO" means CAFCO, LLC and any successor or assign of CAFCO that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          "CAPITAL" of any Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by an Investor or a Bank pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04(e); PROVIDED that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

          "CITIBANK" means Citibank, N.A., a national banking association.

          "CNAI" has the meaning specified in the introductory paragraph hereof.

          "COLLECTION AGENT" means at any time the Person then authorized pursuant to Section 6.01 to administer and collect Pool Receivables.

          "COLLECTION AGENT FEE" has the meaning specified in Section 2.05(a).

          "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and any Collection of such Receivable deemed to have been received pursuant to Section 2.04.

          "COMMITMENT TERMINATION DATE" means the earliest of (a) December 8, 2004, UNLESS, prior to such date (or the date so extended pursuant to this clause), upon the Seller's request, made not more than 45 days prior to the then Commitment Termination Date, each Investor and, with respect to each such Investor, one or more of its Related Banks which, immediately after giving effect to such extension would have Bank Commitments in an aggregate amount equal to such Investor's Investor Facility Amount to be in effect immediately after giving effect to such extension, shall in their sole discretion consent, which consent shall be given within 30 days of such request and not more than 30 days prior to the then Commitment Termination Date, to the extension of the Commitment Termination Date to the date occurring not more than 364 days after the then Commitment Termination Date; PROVIDED, however, that any failure of any Investor or Bank to respond to the Seller's request for such extension shall be deemed a denial of such request by such Bank, (b) the Facility Termination Date (PROVIDED that if the Facility Termination Date shall occur solely under clause
(d) of such defined term, the Commitment Termination Date shall occur only with respect to the Investor and Banks for which such Facility Termination Date occurred under clause (d)), (c) the date determined pursuant to Section 7.01, and (d) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b).

          "CONCENTRATION LIMIT" for any Obligor means (i) at any time that such Obligor's Debt Rating is at least AA- by S&P and Aa3 by Moody's, 23%, (ii) at any time that such Obligor's Debt Rating is at least BBB- by S&P and Baa3 by Moody's, and clause (i) is not applicable, 11.5%, and (iii) at all other times, 5.75% ("NORMAL CONCENTRATION LIMIT"), or such other higher percentage or dollar amount ("SPECIAL CONCENTRATION LIMIT") for such Obligor designated by the Program Agent and each Investor Agent in a writing delivered to the Seller; PROVIDED that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; PROVIDED FURTHER, that the Program Agent or any Investor Agent may for bona fide credit reasons reduce or cancel any Special Concentration Limit for any Obligor upon three Business Days' notice to the Seller (with a copy of each of the other Agents). The foregoing notwithstanding, but subject to the two PROVISOS in the previous sentence, the Special Concentration Limit for ************** shall be the lower of (a) *********** of the Outstanding Balance of all Pool Receivables and (b) **************, and the Special Concentration Limit for *************** shall be the lower of (a) *********** of the Outstanding Balance of all Pool Receivables and (b) **************, PROVIDED, that if the Debt Rating for **************shall be below AA- by S&P or below Aa3 by Moody's, or the Debt Rating for ************** shall be below A- by S&P or below A3 by Moody's, then the Concentration Limit for **************or **************, as the case may be, shall be the applicable Concentration Limit determined pursuant to clauses (ii) and (iii) of the first sentence of this definition.

          "CONTRACT" means an agreement between any Originator and an Obligor or an invoice between any Originator and an Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise from time to time.

          "CP FIXED PERIOD DATE" means, for any Receivable Interest, the date of purchase of such Receivable Interest and thereafter the last day of each Fiscal Month or any other day as shall have been agreed to in writing by the Program Agent, the Investor Agents and the Seller prior to the first day of the preceding Fixed Period for such Receivable Interest or, if there is no preceding Fixed Period, prior to the first day of such Fixed Period.

          "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Seller and the Originators in effect on the date of this Agreement and described in Schedule II hereto, as modified in compliance with this Agreement.

          "DAILY REPORT" means a report in substantially the form of Annex A-3 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Collection Agent pursuant to Section 6.02(g)(iii) or 6.02(g)(iv).

          "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

          "DEBT RATING" for any Person, means the rating by S&P, Moody's or Fitch of such Person's long-term public senior unsecured non-credit enhanced debt.

          "DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that were Defaulted Receivables on such day or that would have been Defaulted Receivables on such day had they not been written off the books of the applicable Originator or the Seller during such Fiscal Month by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day.

          "DEFAULTED RECEIVABLE" means an Originator Receivable:

               (i) as to which any payment, or part thereof, remains unpaid for 91 or more days from the original due date for such payment;

               (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

               (iii) which, consistent with the Credit and Collection Policy, would be written off the applicable Originator's or the Seller's books as uncollectible.

          "DEFERRED PURCHASE PRICE" has the meaning specified in the Originator Purchase Agreement.

          "DELINQUENCY RATIO" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that were Delinquent Receivables on such day by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day.

          "DELINQUENT RECEIVABLE" means an Originator Receivable that is not a Defaulted Receivable and:

               (i) as to which any payment, or part thereof, remains unpaid for 61 or more days, but less than 91 days, from the original due date for such payment; or

               (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the applicable Originator or the Seller.

          "DEPARTING GROUP" has the meaning specified within the definition of "Bank Commitment" in this Section 1.01.

          "DILUTED RECEIVABLE" means that portion (and only that portion) of any Originator Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by an Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other adjustment by an Originator which reduces the amount payable by the Obligor on the related Originator Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Originator Receivable), (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Originator Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (iv) any allowance given in connection with the applicable Originator's sales incentives and product return programs which are accounted for as "credits" to the relevant Outstanding Balance or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); PROVIDED that Diluted Receivables are calculated assuming that all charge backs are resolved in the Obligor's favor.

          "DILUTION HORIZON FACTOR" means, as of any date, a ratio computed by dividing (i) the aggregate original Outstanding Balance of all Originator Receivables created by the Originators during the number of Fiscal Months determined pursuant to the definition of Liquidation Period by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables), less Collections on hand but not yet applied to reduce the Outstanding Balance of Originator Receivables, in each case as at the last day of the most recently ended Fiscal Month.

          "DILUTION PERCENTAGE" means, as of any date, the product of (a) the sum of (i) the product of (x) two, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended Fiscal Months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended Fiscal Month, multiplied by (b) the Dilution Horizon Factor as of such date.

          "DILUTION RATIO" means, as of any date, the ratio (expressed as a percentage) computed for the most recently ended Fiscal Month by dividing (i) the aggregate amount of Diluted Receivables during such Fiscal Month by (ii) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created during the sixth Fiscal Month immediately preceding such Fiscal Month.

          "DILUTION RESERVE" means, for any Receivable Interest on any date, an amount equal to the greater of:

               (a)          DP X (C + YFR)

          where:

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               DP      =    the Dilution Percentage on such date.

               C       =    the Capital of such Receivable Interest on such
                            date.

               YFR     =    the Yield and Fee Reserve for such Receivable
                            Interest on such date.

               or (b)       PD X 2.0

          where:

               PD      =    the Projected Dilution for the most recent Fiscal
                            Month.

          "DILUTION VOLATILITY RATIO" means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the average of the Dilution Ratios for the most recently ended Fiscal Month and the two immediately preceding Fiscal Months calculated for each of the twelve most recently ended Fiscal Months minus the average of the Dilution Ratios for each of the twelve most recently ended Fiscal Months, and (b) a ratio calculated by dividing the highest of the average of the Dilution Ratios for the most recently ended Fiscal Month and the two immediately preceding Fiscal Months calculated for each of the twelve most recently ended Fiscal Months by the average of the Dilution Ratios for each of the twelve most recently ended Fiscal Months.

          "E-MAIL SELLER REPORT" has the meaning specified in Section 6.02(g).

          "ELIGIBLE ASSIGNEE" means (a) with respect to the Group which includes CAFCO, (i) CNAI or any of its Affiliates, (ii) any Person managed or sponsored by Citibank, CNAI or any of their Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group and approved by the Seller (which approval by the Seller shall not be unreasonably withheld or delayed and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing) and (b) with respect to the Group which includes Starbird, (i) BNP Paribas or any of its Affiliates, (ii) any Person managed or sponsored by BNP Paribas or any of its Affiliates or (iii) any financial or other institution acceptable to the Investor Agent for such Group and approved by the Seller (which approval by the Seller shall not be unreasonably withheld or delayed and shall not be required if an Event of Termination or an Incipient Event of Termination has occurred and is continuing).

          "ELIGIBLE RECEIVABLE" means, at any time, a Receivable:

               (i) the Obligor of which is not an Affiliate of any Originator or the Seller and is either (a) a resident of the United States or Canada or (b) ******** or ********, PROVIDED, that no Receivables of ******** or ******** which otherwise meet the requirements of this definition shall be Eligible Receivables until such time as the Program Agent has received an opinion of ******** counsel or other evidence satisfactory to it confirming that the Program Agent (on behalf of the Investors and the Banks) has acquired a valid and perfected first priority ownership or security interest in and other enforceable rights with respect to such Receivables, which interest and rights are substantially as protected and favorable as the Program Agent's rights under the UCC with respect to Receivables of United States Obligors;

               (ii) which is not a Defaulted Receivable and the Obligor of which is not the Obligor of any Defaulted Receivables which in the aggregate constitute 10% or more of the aggregate Outstanding Balance of all Receivables of such Obligor;

               (iii) which, according to the Contract related thereto, is required to be paid in full within ************ of the original billing date therefor;

               (iv) which is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

               (v) which is an "account" within the meaning of Article 9 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

               (vi) which is denominated and payable only in United States dollars in the United States;

               (vii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except (A) the potential discharge in bankruptcy of such Obligor and (B) allowances given in connection with the applicable Originator's sales incentives and product return programs which are accounted for as "credits" to the relevant Outstanding Balance);

               (viii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which none of the Seller, any Originator, the Collection Agent or the Obligor is in violation of any such law, rule or regulation in any material respect;

               (ix) which arises under a Contract which (A) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller or the applicable Originator thereunder and (B) does not contain a confidentiality provision that purports to restrict the ability of any Agent, the Investors or the Banks to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;

               (x) which was generated in the ordinary course of the applicable Originator's business;

               (xi) which has not been extended, rewritten or otherwise modified from the original terms thereof (except as permitted by Section 6.02(c)) due to the Obligor's financial inability to pay;

               (xii) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation;

               (xiii) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

               (xiv) as to which, at or prior to the later of the date of this Agreement and the date such Receivable is created, an Investor Agent has not notified the Seller that such Receivable (or the Obligor of such Receivable) is, based on bona fide credit reasons, no longer acceptable for purchase hereunder by the Investor or any Bank for which such Investor Agent is acting as Investor Agent;

               (xv) which arises under a Contract which is not an executory contract;

               (xvi) as to which the relevant Originator has satisfied and fully performed all obligations required to be fulfilled by it (other than customary warranty obligations and errors not of a material nature arising in the ordinary course of business), and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor; and

               (xvii) which does not arise from the sale of consigned goods, unless the Investor Agents shall have otherwise consented thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means any Person which is treated as a single employer with the Parent under Section 414 of the Internal Revenue Code of 1986, as amended.

          "ERISA REPORTABLE EVENT" means a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EURODOLLAR RATE" means, for any Fixed Period for each Bank or Investor in any Group, an interest rate per annum equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank (if the Investor Agent for such Group is CNAI) or BNP Paribas (if the Investor Agent for such Group is BNP Paribas) in each case in London,

England to prime banks in the London interbank market at 11:00 A.M. (London
Time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period on such first day and for a period equal to such Fixed Period.

          "EURODOLLAR RATE RESERVE PERCENTAGE" of any Investor or Bank for any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate means the reserve percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%) applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any basic emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for such Investor or Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

          "EVENT OF TERMINATION" has the meaning specified in Section 7.01.

          "FACILITY TERMINATION DATE" means the earliest of (a) December 6, 2006 or (b) the date determined pursuant to Section 7.01 or (c) the date the Purchase Limit reduces to zero pursuant to Section 2.01(b) or (d) the date the Asset Purchase Agreement of any Bank expires without being renewed (it being understood and agreed that the initial expiration date of the Asset Purchase Agreement of each Bank shall be the Commitment Termination Date and concurrently with any subsequent extension by such Bank of the Commitment Termination Date, the Asset Purchase Agreement of such Bank will be extended for an identical time period) (PROVIDED that, under this clause (d), the Facility Termination Date shall occur solely with respect to the Investors and Banks in such Bank's Group).

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Program Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE AGREEMENTS" has the meaning specified in Section 2.05(b).

          "FEES" has the meaning specified in Section 2.05(b).

          "FISCAL MONTH" means a fiscal month of the Originators as set forth on
Schedule III hereto, as such schedule shall be updated from time to time in accordance with the terms hereof.

          "FITCH" means Fitch, Inc.

          "FIXED PERIOD" means, with respect to any Receivable Interest:

               (a) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each successive period commencing on each CP Fixed Period Date for such Receivable Interest and ending on the next succeeding CP Fixed Period Date for such Receivable Interest; and

               (b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, each successive period of from one to and including 29 days, or a period of one month, as the Seller shall select and the Investor Agent for the relevant Investor or Bank may approve on notice by the Seller received by such Investor Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on (A) the day which occurs two Business Days before the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield in computed by reference to the Eurodollar Rate) or (B) the first day of such Fixed Period (in the case of Fixed Periods in respect of which Yield is computed by reference to the Alternate Base Rate), each such Fixed Period for such Receivable Interest to commence on the last day of the immediately preceding Fixed Period for such Receivable Interest (or, if there is no such Fixed Period, on the date of purchase of such Receivable Interest), EXCEPT that if such Investor Agent shall not have received such notice, or such Investor Agent and the Seller shall not have so mutually agreed, before 11:00 A.M. (New York City time) on such day, such Fixed Period shall be one day;

PROVIDED, HOWEVER, that:

               (i) any Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (PROVIDED, HOWEVER, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

               (ii) in the case of any Fixed Period of one day, (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of the purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

               (iii) in the case of any Fixed Period for any Receivable Interest which commences before the Termination Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration (including, without limitation, one day) as shall be selected by the Program Agent with the consent of the Investor Agents (or, if such Termination Date occurs solely as a result of the occurrence of a Facility Termination Date under clause (d) of the defined term Facility Termination Date for less than all the Groups, as shall be selected by the Investor Agent for the Investor and Banks for which such Facility Termination Date under clause (d) is applicable) or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Fixed Period.

          "FUNDS TRANSFER LETTER" means a letter in substantially the form of Annex E hereto executed and delivered by the Seller to the Program Agent and the Investor Agents, as the same may be amended or restated in accordance with the terms thereof.

          "GROUP" means (a) with respect to CAFCO, its Investor Agent, its Related Banks and CAFCO, and (b) with respect to Starbird, its Investor Agent, its Related Banks and Starbird.

          "GUARANTEED PENSION PLAN" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Parent or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          **********************************************************************
****************************************************

          "INCIPIENT BANKRUPTCY EVENT OF TERMINATION" means an event under
Section 7.01(g) that but for notice or lapse of time or both would constitute an Event of Termination.

          "INCIPIENT EVENT OF TERMINATION" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

          "INDEMNIFIED PARTY" has the meaning specified in Section 10.01.

          "INVESTOR" means CAFCO, Starbird and all other owners by assignment or otherwise of a Receivable Interest originally purchased by CAFCO or Starbird and, to the extent of the undivided interests so purchased, shall include any participants.

          "INVESTOR AGENT" means (a) with respect to CAFCO and its Related Banks, CNAI or any successor investor agent designated by such parties, and (b) with respect to Starbird and its Related Banks, BNP Paribas or any successor investor agent designated by such parties.

          "INVESTOR AGENT'S ACCOUNT" means (a) with respect to CAFCO and its Related Banks, the special account (account number ********) of their Investor Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York, or such other account as such

Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent, and (b) with respect to Starbird and its Related Banks, the special account (account number ******** of their Investor Agent maintained at the office of BNP Paribas in New York, New York, or such other account as such Investor Agent shall designate in writing to the Seller, the Collection Agent and the Program Agent.

          "INVESTOR PURCHASE LIMIT" means (a) with respect to the Group consisting of CAFCO and its Related Banks, $125,000,000, and (b) with respect to the Group consisting of Starbird and its Related Banks, $125,000,000. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group's Investor Purchase Limit; PROVIDED, that if any Departing Group shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Investor Purchase Limit of the Departing Group shall be so reduced or terminated.

          "INVESTOR RATE" means for any Fixed Period for any Receivable
Interest:

               (a) with respect to CAFCO, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Investor from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those Promissory Notes issued by such Investor that are allocated, in whole or in part, by such Investor's Investor Agent (on behalf of such Investor) to fund the purchase or maintenance of such Receivable Interest during such Fixed Period as determined by such Investor Agent (on behalf of such Investor) and reported to the Seller, the Program Agent and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Promissory Notes, to the extent such commissions are allocated, in whole or in part, to such Promissory Notes by such Investor Agent (on behalf of such Investor); PROVIDED, HOWEVER, that (a) if any component of such rate is a discount rate, in calculating the "INVESTOR RATE" for such Fixed Period such Investor Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum;
          (b) the Investor Rate with respect to Receivable Interests funded by CAFCO's Participants shall be the same rate as in effect from time to time on Receivable Interests or portions thereof that are not funded by one of its Participants; and (c) if all of the Receivable Interests maintained by CAFCO are funded by its Participants, then the Investor Rate shall be CAFCO's pool funding rate in effect from time to time for its largest size pool of transactions which settles monthly.

               (b) with respect to Starbird, an interest rate per annum equal to the sum of (i) the rate or, if more than one rate, the weighted average of the rates, determined by converting to an interest-bearing equivalent rate per annum the discount rate (or rates) at which commercial paper notes of Starbird on each day during such Fixed Period have been sold by any placement agent or commercial paper dealer selected by Starbird, plus (ii) to the extent not reflected in the rate described in clause (i) above, applicable commissions and charges charged by such placement agent or commercial paper dealer with respect to such commercial paper notes, expressed as a percentage of such face amount and converted to an interest-bearing equivalent rate per annum, plus (iii) certain documentation and transaction costs directly associated with the issuance of such commercial paper notes, as are customarily charged by Starbird to its customers in similar transactions, plus (iv) costs of other related borrowings by Starbird, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, expressed as a percentage of the face amount of such commercial paper notes and converted to an interest-bearing equivalent rate per annum; PROVIDED, HOWEVER that if any component of such rate is a discount rate, in calculating the "Investor Rate", Starbird shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

          **********************************************************************
****************************************************

          "LIQUIDATION DAY" means, for any Receivable Interest, (i) each day during a Fixed Period for such Receivable Interest on which the conditions set forth in Section 3.02 are not satisfied and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

          "LIQUIDATION FEE" means, for (i) any Fixed Period for which Yield is computed by reference to the Investor Rate and a reduction of Capital is made for any reason on any day with less than two Business Days' prior notice or (ii) any Fixed Period for which Yield is computed by reference to the Eurodollar Rate and a reduction of Capital is made for any reason on any day other than the last day of such Fixed Period, the amount, if any, by which (A) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iii) of the definition thereof) which would have accrued from the date of such repayment to the last day of such Fixed Period (or, in the case of clause (i) above, the maturity of the underlying commercial paper tranches) on the reductions of Capital of the Receivable Interest relating to such Fixed Period had such reductions remained as Capital, exceeds (B) the income, if any, received by the Investors or the Banks which hold such Receivable Interest from the investment of the proceeds of such reductions of Capital.

          "LIQUIDATION PERIOD" means, at any time, the number of Fiscal Months (rounded to the next highest whole Fiscal Month) arrived at by dividing (a) the sum of the then Maximum Available Capital plus Yield and Fee Reserve in respect of such Maximum Available Capital by (b) Net Collections for the most recent Fiscal Month.

          "LOCK-BOX ACCOUNT" means a post office box administered by a Lock-Box Bank or an account maintained at a Lock-Box Bank, in each case for the purpose of receiving Collections.

          "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of Annex B.

          "LOCK-BOX BANK" means any of the banks holding one or more Lock-Box Accounts.

          "LOSS HORIZON FACTOR" means, as of any date, a ratio computed by dividing (i) the aggregate Outstanding Balance (in each case, at the time of creation) of all Originator Receivables created by the Originators during the four most recently ended Fiscal Months by (ii) the Outstanding Balance of Originator Receivables (other than Defaulted Receivables), less Collections on hand but not yet applied to reduce the Outstanding Balance of Originator Receivables, in each case as at the last day of the most recently ended Fiscal Month.

          "LOSS PERCENTAGE" means, as of any date, the greatest of (a) the product of (i) two multiplied by (ii) the Loss Horizon Factor as of the last day of the most recently ended Fiscal Month multiplied by (iii) the highest of the Loss Ratios for the twelve most recently ended Fiscal Months, (b) four times the Normal Concentration Limit referred to in clause (iii) of the definition of Concentration Limit and (c) 10%.

          "LOSS RATIO" means, as of any date, the average of the ratios (each expressed as a percentage) for each of the three most recently ended Fiscal Months computed for each such month by dividing (a) the sum of the aggregate Outstanding Balance of Originator Receivables which were 91-120 days past due (or otherwise would have been classified during such Fiscal Month as Defaulted Receivables in accordance with clauses (ii) or (iii) of the definition of "Defaulted Receivables") as at the last day of such Fiscal Month plus (without duplication) write-offs during such Fiscal Month of Originator Receivables not yet 91 days past due, by (b) the aggregate Outstanding Balance (in each case, at the time of creation) of Originator Receivables created during the fourth preceding Fiscal Month.

          "LOSS RESERVE" means, for any Receivable Interest on any date, an amount equal to:

                                  LP X (C+ YFR)

          where:

               LP      =    the Loss Percentage on such date.

               C       =    the Capital of such Receivable Interest on such
                            date.

               YFR     =    the Yield and Fee Reserve for such Receivable
                            Interest on such date.

          "LOSS-TO-LIQUIDATION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Originator Receivables written off by the Originators or the Seller, or which should have been written off by the Originators or the Seller in accordance with the Credit and Collection Policy, during the most recently ended 12 Fiscal Months by (ii) the aggregate amount of Collections of Originator Receivables actually received during such period.

          "MAXIMUM AVAILABLE CAPITAL" means, at any time, the maximum amount of Capital (not in excess of the Purchase Limit) which would be available at the time of computation without violating the provisions of Section 7.01(i).

          "MAXIMUM RECEIVABLE INTEREST" means (i) at any time when only Monthly Reports are required to be furnished hereunder, 95%, (ii) at any time when Weekly Reports are required to be furnished hereunder during the period referred to in clause (a) of the definition of Weekly Reporting Period, 95% and at all other times when Weekly Reports are required to be furnished hereunder, 98.75%, and (iii) at any time when Daily Reports are required to be furnished hereunder during the period referred to in clause (a) of the definition of Weekly Reporting Period, 99% and at all other times when Daily Reports are required to be furnished hereunder, 99.75%.

          **********************************************************************
****************************************************

          "MONTHLY REPORT" means a report in substantially the form of Annex A-1 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Collection Agent pursuant to Section 6.02(g)(i).

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Parent or any ERISA Affiliate.

          "NET COLLECTIONS" means, for any Fiscal Month, an amount equal to

               MC X (ER-EOC)
                    -------
                      ER

     where:

               MC  =        Collections received during such Fiscal Month.

               EOC = the amount determined pursuant to clause (i) of the definition of Net Receivables Pool Balance (without giving effect to excess concentrations of ********or ********), when Net Receivables Pool Balance is calculated as of the last day of such Fiscal Month.

               ER  =        the Outstanding Balance of Eligible Receivables in
                            the Receivables Pool at the end of such Fiscal
                            Month.

          "NET RECEIVABLES POOL BALANCE" means at any time the Outstanding Balance of Eligible Receivables then in the Receivables Pool reduced by the sum of (without duplication) (i) the aggregate amount by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds the product of (A) the Concentration Limit for such Obligor multiplied by (B) the aggregate outstanding Capital of all Receivable Interests (PROVIDED, that if such Concentration Limit is calculated as a dollar amount, then such dollar amount shall be used in lieu of the product of clauses (A) and (B)), (ii) the aggregate amount of Collections on hand at such time but not yet applied to reduce the Outstanding Balance of a Pool Receivable, (iii) to the extent credit memos have not already been excluded from the Receivables Pool, the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by an Originator or the Seller is outstanding at such time to the extent not yet applied to reduce the Outstanding Balance of a Pool Receivable,
(iv) the amount, if any, by which (A) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool having original due dates more than 120 days after the original billing date therefor exceeds (B) 35% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool,
(v) the amount by which the aggregate Outstanding Balance of Receivables for which the Obligor is a U.S. or state government or a U.S. or state governmental subdivision or agency exceeds 2% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool, (vi) the amount by which the aggregate Outstanding Balance of Receivables for which the Obligor is a Canadian resident, ******** or ******** exceeds 5% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool, (vii) the amount by which the aggregate Outstanding Balance of Receivables for which the Obligor is a Quebec resident exceeds ********, and (viii) from and after the date on which the proviso in clause (i) of the definition of "Eligible Receivable" is satisfied, the amount by which the aggregate Outstanding Balance of Receivables for which the Obligor is ******** exceeds 1% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool.

          "OBLIGOR" means a Person obligated to make payments to any Originator pursuant to a Contract.

          "ORIGINATOR" means each of Wizards of the Coast, Inc., a Washington corporation, OddzOn, Inc., a Delaware corporation and the Parent.

          "ORIGINATOR PURCHASE AGREEMENT" means the Purchase and Contribution Agreement dated as of the date of this Agreement between the Originators, as sellers, and the Seller, as purchaser, as the same may be amended, modified or restated from time to time.

          "ORIGINATOR RECEIVABLE" means the indebtedness of any Obligor resulting from the provision or sale of merchandise by any Originator under a Contract (whether constituting an account, instrument, chattel paper or general intangible), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto, but shall not include receivables bearing general ledger account codes ******** (non-trade), ******** (direct to retail), ********or ******** (intercompany) or Wizards of the Coast Company Code ************* (retail stores dba Wizards and Gamekeeper).

          "OTHER COMPANIES" means the Originators and all of their Subsidiaries except the Seller.

          "OTHER TAXES" has the meaning specified in Section 2.10(b).

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof. Sales or use tax and any other taxes which may be billed in connection with a Receivable are not included in the Outstanding Balance.

          "PARENT" means Hasbro, Inc., a Rhode Island corporation.

          "PARENT UNDERTAKING" means the Undertaking Agreement made in favor of the Seller and relating to obligations of the Originators other than the Parent substantially in the form of Annex G hereto, as the same may be amended, modified or restated from time to time.

          "PARTICIPANT" shall have the meaning assigned to such term in Section 11.03(h).

          "PBGC" means the Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          "PERCENTAGE" of any Bank means, (a) with respect to Citibank, the percentage set forth on the signature page to this Agreement, or such amount as reduced or increased by any Assignment and Acceptance entered into with an Eligible Assignee, (b) with respect to BNP Paribas, the percentage set forth on the signature page to this Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (c) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced or increased by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "POOL NON-COMPLIANCE DATE" means any day on which the sum of the Receivable Interests as shown in the most recent Monthly Report, Weekly Report (if required by Section 6.02(g)(ii)) or Daily Report (if required by Section 6.02(g)(iii)) is greater than the Maximum Receivable Interest.

          "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

          "PROGRAM AGENT" has the meaning specified in the introductory paragraph hereof.

          "PROGRAM AGENT ACCOUNT" means the bank account (account number ********) under the control of the Program Agent maintained at the Program Agent Account Bank, or such other account as the Program Agent shall designate in writing to the Seller, the Collection Agent and the Investor Agents from time to time, PROVIDED that such account shall be subject to a Program Agent Account Control Agreement.

          "PROGRAM AGENT ACCOUNT BANK" means Bank of America, N.A., or such other bank, satisfactory to each of the Agents, as the Program Agent shall designate in writing to each of the Seller, the Collection Agent and the Investor Agents from time to time.

          "PROGRAM AGENT ACCOUNT CONTROL AGREEMENT" means an agreement among the Seller, the Collection Agent, the Program Agent and the Program Agent Account Bank, in form and substance satisfactory to each of the Agents.

          "PROJECTED DILUTION" means, for any Fiscal Month (the "RELEVANT FISCAL MONTH") an amount equal to the aggregate amount of Diluted Receivables which occurred during the period of "X" Fiscal Months beginning 11 Fiscal Months prior to the relevant Fiscal Month, where "X" is the highest Liquidation Period during the 12-month period ending with the relevant Fiscal Month.

          "PROMISSORY NOTES" means, collectively, (i) promissory notes issued by CAFCO and (ii) participations sold by CAFCO pursuant to Section 10.03(h); PROVIDED that the term "Promissory Notes" shall not include the interests sold by CAFCO to a Bank or its designee under an Asset Purchase Agreement.

          "PURCHASE LIMIT" means $250,000,000, as such amount may be reduced pursuant to the immediately succeeding sentence or Section 2.01(b). In the event that the Facility Termination Date shall occur solely under clause (d) of such defined term, then on such Facility Termination Date the Purchase Limit shall be reduced by the aggregate Bank Commitments of the Banks in the Group for which such Facility Termination Date has occurred (as such Bank Commitments were in effect immediately prior to such Facility Termination Date). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.

          **********************************************************************
********************************************************************************
****

          "RECEIVABLE" means any Originator Receivable which has been acquired by the Seller by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

          "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest shall be computed as

                            C + YFR + LR+DR
                            ---------------
                                 NRPB

          where:

               C    =       the Capital of such Receivable Interest at the
                            time of computation.

               YFR  =       the Yield and Fee Reserve of such Receivable
                            Interest at the time of computation.

               LR   =       the Loss Reserve of such Receivable Interest at
                            the time of computation.

               DR   =       the Dilution Reserve of such Receivable Interest
                            at the time of computation.

               NRPB = the Net Receivables Pool Balance at the time of computation.

Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.03; PROVIDED, HOWEVER, that solely for the purpose of determining the sum of the Receivable Interests in the second sentence of
Section 2.04(d), the first sentence of Section 4.02(g) and Section 7.01, Capital shall be reduced by the aggregate amount of funds (if any) then held in the Program Agent Account for distribution on account of Capital (which funds have not yet been applied to reduce Capital), and the Reserves shall be computed on such reduced Capital.

          "RECEIVABLES POOL" means at any time the aggregation of each then outstanding Receivable.

          "REGISTER" has the meaning specified in Section 11.03(c).

          "RELATED BANK" means (a) with respect to CAFCO, Citibank, each Bank which has entered into an Assignment and Acceptance with Citibank, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance, and (b) with respect to Starbird, BNP Paribas, each Bank which has entered into an Assignment and Acceptance with BNP Paribas, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

          "RELATED SECURITY" means with respect to any Receivable

               (i) all of the Seller's interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

               (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;

               (iii) all guaranties, insurance and other agreements or arrangements of whatever character (but excluding the ********and any letter of credit supporting payment under the ********) from time to time supporting or securing payment of such Receivable whether pursuant to the Contract relating to such Receivable or otherwise; and

               (iv) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

          "RESERVES" means, with respect to any Receivable Interest as of any day, the sum of the Yield and Fee Reserve, the Loss Reserve and the Dilution Reserve for such Receivable Interest as of such day.

          "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

          "SEC" means the Securities and Exchange Commission.

          "SELLER REPORT" means a Monthly Report, a Weekly Report or a Daily Report.

          "SETTLEMENT DATE" for any Receivable Interest means the last day of each Fixed Period for such Receivable Interest ; PROVIDED, HOWEVER, that if Yield with respect to such Receivable Interest is computed with reference to the Investor Rate and no Liquidation Day exists on the last day of a Fixed Period for such Receivable Interest, the Settlement Date for such Receivable Interest for such Fixed Period shall be the second Business Day after the due date of the Monthly Report for such Fixed Period.

          "STARBIRD" means Starbird Funding Corporation and any successor or assign of Starbird that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

          "SUBSIDIARY" means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Seller or an Originator, as the case may be, or one or more Subsidiaries, or by the Seller or an Originator, as the case may be, and one or more Subsidiaries.

          "TANGIBLE NET WORTH" means at any time the excess of (i) the sum of
(a) the product of (x) 100% minus the Discount (as such term is defined in the Originator Purchase Agreement) multiplied by (y) the Outstanding Balance of all Receivables other than Defaulted Receivables plus (b) cash and cash equivalents of the Seller, minus (ii) the sum of (a) Capital plus (b) the Deferred Purchase Price.

          **********************************************************************
****************************************************

          "TAXES" has the meaning specified in Section 2.10(a).

          "TERMINATION DATE" for any Receivable Interest means (i) in the case of a Receivable Interest owned by an Investor, the earlier of (a) the Business Day which the Seller or the Investor Agent for such Investor so designates by notice to the other (with a copy to the Program Agent and the other Investor Agents) at least one Business Day in advance for such Receivable Interest and
(b) the Facility Termination Date and (ii) in the case of a Receivable Interest owned by a Bank, the earlier of (a) the Business Day which the Seller so designates by notice to the Program Agent and the Investor Agents at least one Business Day in advance for such Receivable Interest and (b) the Commitment Termination Date.

          "TRANSACTION DOCUMENT" means any of this Agreement, the Originator Purchase Agreement, the Parent Undertaking, the Lock-Box Agreements, the Program Agent Account Control Agreement, the Fee Agreements and all other agreements and documents delivered and/or related hereto or thereto.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          **********************************************************************
*************************************************

          "WEEK" means each calendar week beginning on Saturday and ending on (and including) the close of business on the following Friday.

          "WEEKLY REPORT" means a report in substantially the form of Annex A-2 hereto and containing such additional information as any Agent may reasonably request from time to time, furnished by the Collection Agent pursuant to Section 6.02(g)(ii).

          "WEEKLY REPORTING PERIOD" means (a) the period beginning on December 1 of each year and ending on the last day of February of the next year and (b) any period during which the Parent's Debt Rating is less than BB by S&P or less than Ba3 by Moody's (but no Event of Termination pursuant to Section 7.01(n) then exists).

          "WEEKLY SETTLEMENT DATE" means the second Business Day of each Week occurring during any Weekly Reporting Period.

          "WEIGHTED AVERAGE DELINQUENCY" means, as of any date, an amount calculated by multiplying (a) the number of days equivalent to the mid-point in each of columns two through seven in part VII (Historical Data) of the part of the Monthly Report under "Portfolio Performance Tests and Compliance" (except that for the column entitled "Current", the mid-point number of days shall be zero and for the column entitled "121 + dpd", the mid-point shall be 130) times
(b) the aggregate Outstanding Balance of all Receivables in each such column and dividing the result by (c) the aggregate Outstanding Balance of all Receivables in all columns, in each case as calculated by the Collection Agent in the then most recent Monthly Report; PROVIDED, that if the Program Agent should disagree with any such calculation, the Program Agent may calculate such Weighted Average Delinquency.

          "WEIGHTED AVERAGE MATURITY" means, for any Fiscal Month, an amount calculated by multiplying (a) the average maturity shown in each column in part V (Payment Term Detail) of the part of the Monthly Report for which "Portfolio Aging" is Part I times (b) the aggregate Outstanding Balance of all Receivables in each such column and dividing the result by (c) the total Outstanding Balance of all Receivables in all payment term categories, in each case as calculated by the Collection Agent in the most recent Monthly Report; PROVIDED, that if the Program Agent should disagree with any such calculation, the Program Agent may calculate such Weighted Average Maturity.

          "YIELD" means for each Receivable Interest for each Fixed Period:

               (i) for each day during each Fixed Period to the extent an Investor will be funding its portion of such Receivable Interest through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be, and no Event of Termination has occurred and is continuing,

                              IR x C X ED + LF
                                      ---
                                      360

               (ii) for each day during such Fixed Period to the extent (x) an Investor will not be funding its portion of such Receivable Interest through the issuance of Promissory Notes, commercial paper or other promissory notes, as the case may be, or (y) a Bank will be funding its portion of such Receivable Interest, or (z) an Event of Termination has occurred and is continuing,

                              AR x C x ED + LF
                                      ---
                                      360

          where:

               AR    =      the Assignee Rate for such portion of such
                            Receivable Interest for such Fixed Period;

               C     =      the Capital of such portion of such Receivable
                            Interest during such Fixed Period;

               IR    =      the Investor Rate for such portion of such
                            Receivable Interest for such Fixed Period;

               ED    =      the actual number of days elapsed during such
                            portion of such Fixed Period;

               LF    =      the Liquidation Fee, if any, for such portion of
                            such Receivable Interest for such Fixed Period;

PROVIDED that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED FURTHER that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "YIELD AND FEE RESERVE" means, on any date, an amount equal to

                            (C X YFRP) + AUYF

          where:

               C     =      the Capital of such Receivable Interest at the
                            close of business of the Collection Agent on such date.

               YFRP  =      the Yield and Fee Reserve Percentage on such date.

               AUYF  =      accrued and unpaid Yield, Collection Agent Fee and
                            Fees on such date, in each case for such Receivable
                            Interest.

          "YIELD AND FEE RESERVE PERCENTAGE" means, on any date, a percentage equal to

                      [(AER X 1.5) + AM+ CAF] X [WAD + WAM]
                      -------------------------------------
                                       360

          where:

               AER   =      the one-month Adjusted Eurodollar Rate in effect
                            on such date.

               AM    =      the Applicable Margin used in the calculation of
                            the Assignee Rate in effect on such date.

               CAF   =      the percentage per annum used in the calculation
                            of the Collection Agent Fee in effect on such date.

               WAD   =      the maximum Weighted Average Delinquency for the
                            immediately preceding 12 Fiscal Months.

               WAM   =      the Weighted Average Maturity for the most recent
                            Fiscal Month.

          SECTION 1.02. OTHER TERMS . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

          SECTION 2.01. PURCHASE FACILITY . (a) On the terms and conditions hereinafter set forth, each of CAFCO and Starbird may, in its sole discretion, ratably in accordance with the Investor Purchase Limit of its Group, and, if and to the extent CAFCO or Starbird does not make a purchase, the Related Banks for such Investor shall, ratably in accordance with their respective Bank Commitments, purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date (in the case of the Investors) and to the Commitment Termination Date (in the case of the Banks). Under no circumstances shall the Investors make any such purchase, or the Banks be obligated to make any such purchase, if after giving effect to such purchase, the aggregate outstanding Capital of Receivable Interests would exceed the Purchase Limit.

          (b) The Seller may at any time, upon at least five Business Days' notice to the Program Agent and the Investor Agents, terminate the facility provided for in this Agreement in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; PROVIDED that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

          (c) Until the Program Agent (or any Investor Agent with respect to its Investor) gives the Seller the notice provided in Section 3.02(c)(iii), the Program Agent, on behalf of the Investors which own Receivable Interests, may have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests. The Program Agent, on behalf of the Banks which own Receivable Interests, shall have the Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 2.04 in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interests.

          SECTION 2.02. MAKING PURCHASES . (a) Each purchase by any of the Investors or the Banks shall be made on notice given no later than 3:00 P.M. (New York City time) at least two Business Days' in advance from the Seller to the Program Agent and each Investor Agent, PROVIDED that no more than one purchase shall be made in any Week. Each such notice of a purchase shall specify
(i) the amount requested to be paid to the Seller (such amount, which shall not be less than $3,000,000, being referred to herein as the initial "Capital" of the Receivable Interest then being purchased), (ii) the allocation of such amount among each of the Groups (which shall be proportional to the Investor Purchase Limit of each Group) and (iii) the date of such purchase (which shall be a Business Day). Each Investor shall promptly notify the Program Agent whether such Investor has determined to make the requested purchase on the terms specified by the Seller. The Program Agent shall promptly thereafter notify the Seller whether the Investors have determined to make the requested purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Investors.

          If any Investor has determined not to make the entire amount of a proposed purchase requested to be made by it, the Investor Agent for such Investor shall promptly send notice of the proposed purchase to all of the Related Banks for such Investor concurrently by telecopier, telex or cable specifying the date of such purchase, the aggregate amount of Capital of the Receivable Interest being purchased by such Related Banks (which amount shall be equal to the portion of the initial Capital requested to be funded by such Investor, which such Investor determined not to fund), each such Related Bank's portion thereof (determined ratably in accordance with its respective Bank Commitment), whether the Yield for the Fixed Period for such Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least two Business Days prior to the purchase date) or the Alternate Base Rate, and the duration of the Fixed Period for such Receivable Interest (which shall be one day if the Seller has not selected another period).

          (b) On the date of each such purchase of a Receivable Interest, the applicable Investors and/or Banks, as the case may be, shall, upon satisfaction of the applicable conditions set forth in this Article II and Article III, make available to the Seller in same day funds, at the account set forth in the Funds Transfer Letter, an aggregate amount equal to the initial Capital of such Receivable Interest; PROVIDED, HOWEVER, if such purchase is being made by the applicable Banks following the designation by the Investor Agent for an Investor of a Termination Date for a Receivable Interest owned by such Investor pursuant to clause (i)(a) of the definition of Termination Date and any Capital of such Receivable Interest is outstanding on such date of purchase, the Seller hereby directs the applicable Banks to pay the proceeds of such purchase (to the extent of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor) to the relevant Investor Agent's Account, for application to the reduction of the outstanding Capital and accrued Yield on such Receivable Interest of such Investor.

          (c)  Effective on the date of each purchase pursuant to this Section
2.02 and each reinvestment pursuant to Section 2.04, the Seller hereby sells and assigns to the Program Agent, for the benefit of the parties making such purchase, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

          (d) Notwithstanding the foregoing, (i) neither CAFCO nor Starbird shall make purchases under this Section 2.02 at any time in an amount which would exceed the Investor Purchase Limit of such Investor's Group and (ii) a Bank shall not be obligated to make purchases under this Section 2.02 at any time in an amount which would exceed such Bank's Bank Commitment less the sum of
(A) the aggregate outstanding and unpaid amount of any purchases made by such Bank under such Bank's Asset Purchase Agreement plus (B) such Bank's ratable share of the aggregate outstanding portion of Capital held by the Investor in such Bank's Group (whether or not any portion thereof has been assigned under an Asset Purchase Agreement), after giving effect to reductions of the Capital held by the Investor in such Bank's Group to be made on the date of such purchase (whether from the distribution of Collections or from the proceeds of purchases by such Bank). Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

          SECTION 2.03. RECEIVABLE INTEREST COMPUTATION . Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall thereafter remain constant; PROVIDED, HOWEVER, that from and after the date on which the Termination Date shall have occurred for all Receivable Interests and until each Receivable Interest becomes zero in accordance with the next sentence, each Receivable Interest shall be calculated as the percentage equivalent of a fraction the numerator of which is the percentage representing such Receivable Interest immediately prior to such date and the denominator of which is the sum of the percentages representing all Receivable Interests which were outstanding immediately prior to such date. Each Receivable Interest shall become zero when Capital thereof and Yield thereon shall have been paid in full, and all Fees and other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid and the Collection Agent shall have received the accrued Collection Agent Fee thereon.

          SECTION 2.04. SETTLEMENT PROCEDURES . (a) Collection of the Pool Receivables shall be administered by a Collection Agent, in accordance with the terms of Article VI of this Agreement. The Seller shall provide to the Collection Agent (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day, a Pool Non-Compliance Date and current computations of each Receivable Interest.

          (b) So long as the Parent's Debt Ratings are equal to or higher than BB by S&P and equal to or higher than Ba3 by Moody's, the Collection Agent shall, on each day on which Collections of Pool Receivables are received by it:

               (i) with respect to each Receivable Interest, set aside and hold in trust (and, at the request of the Program Agent following an Event of Termination, segregate) for the Investors or the Banks that hold such Receivable Interest and for the Investor Agents, out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield, Fees and Collection Agent Fee accrued through such day for such Receivable Interest and not previously set aside;

               (ii) with respect to each Receivable Interest, if such day is not a Liquidation Day for such Receivable Interest, reinvest with the Seller on behalf of the Investors or the Banks that hold such Receivable Interest the percentage of such Collections represented by such Receivable Interest, to the extent representing a return of Capital, by recomputation of such Receivable Interest pursuant to
          Section 2.03;

               (iii) if such day is a Liquidation Day for any one or more Receivable Interests, set aside and hold in trust (and, at the request of the Program Agent following an Event of Termination, segregate) for the Investors and/or the Banks that hold such Receivable Interests and for the Investor Agents (x) if such day is a Liquidation Day for less then all of the Receivable Interests, the percentage of such Collections represented by such Receivable Interests and (y) if such day is a Liquidation Day for all of the Receivable Interests, all of the remaining Collections (but not in excess of the aggregate Capital of such Receivable Interests and any other amounts payable by the Seller hereunder); PROVIDED that if amounts are set aside and held in trust on any Liquidation Day occurring prior to the Termination Date, and thereafter prior to the Settlement Date for such Fixed Period the conditions set forth in Section 3.02 are satisfied or waived by the Program Agent and the Investor Agents, such previously set aside amounts shall, to the extent representing a return of Capital, be reinvested in accordance with the preceding subsection (ii) on the day of such subsequent satisfaction or waiver of conditions; PROVIDED, FURTHER, if such day is a Liquidation Day for one or more Receivable Interests solely by reason of the designation by the Investor Agent for an Investor of a Termination Date for a Receivable Interest pursuant to clause (i)(a) of the definition of Termination Date (and no other event or condition qualifying as a Liquidation Day has occurred), then the Collection Agent shall periodically notify such Investor Agent of the amounts set aside and held in trust pursuant to this clause (iii) on account of such Receivable Interests (which notice shall be given at such times as the Collection Agent and such Investor Agent may agree, but no less frequently than weekly), the Banks in such Investor Agent's Group shall make periodic purchases of the Receivable Interests from the Seller having initial Capital equal to the amounts so set aside and held in trust, the Seller hereby directs such Banks to pay the proceeds of such purchases to the applicable Investor Agent's Account, for application to the reduction of the outstanding Capital on such Receivable Interests of such Investor, and the amounts so set aside and held in trust shall be paid by the Collection Agent to the Seller on account of the purchase price of the Receivable Interests so purchased by such Banks; and

               (iv) release to the Seller for its own account any Collections in excess of the amounts that are required to be set aside pursuant to subsection (i) above.

          (c) At any time when the Parent's Debt Rating is downgraded to less than BB by S&P or less than Ba3 by Moody's, the Program Agent shall direct each Lock-Box Bank to remit all Collections deposited in the Lock-Box Accounts to the Program Agent Account at least once each Business Day, and thereafter the Collection Agent shall not be permitted to withdraw any funds from the Program Agent Account on any day unless (i) the Collection Agent shall have provided the Agents with each Seller Report then due, (ii) the most recent Seller Report shall show that no Pool Non-Compliance Date exists or shall show that after taking into account the withdrawal of a portion (but not all) of the funds in the Program Agent Account, no Pool Non-Compliance Date will exist (in which case, only such portion of funds may be withdrawn) and (iii) no other Event of Termination shall exist. If the Collection Agent is permitted to withdraw funds from the Program Agent Account pursuant to the preceding sentence, such funds shall be applied as provided in Section 2.04(b). If the Collection Agent is not permitted to withdraw all of the funds from the Program Agent Account pursuant to the first sentence of this Section 2.04(c), then on any subsequent Business Day on which funds are on deposit in the Program Agent Account, the Collection Agent may, following delivery of a Seller Report to each Agent, withdraw from the Program Agent Account all or a portion of the funds in the Program Agent Account and apply such funds as provided in Section 2.04(b); PROVIDED, that such Seller Report shall state that, after taking account of the proposed withdrawal, a Pool Non-Compliance Date does not exist, such Seller Report shall set forth the calculation supporting such statement and no other Event of Termination shall exist. On any Business Day which is a Settlement Date or a Weekly Settlement Date, the Program Agent shall, and on any Business Day on which an Event of Termination exists, the Program Agent may, direct the Program Agent Account Bank to remit all funds then in the Program Agent Account to the Investor Agent's Account of each Investor Agent (ratably according to the aggregate Capital of Receivable Interests held by the Investors and Banks in such Investor Agent's Group).

          (d) The Collection Agent shall deposit into the Investor Agent's Account of each Investor Agent, on the Settlement Date for each Receivable Interest, Collections held for such Investor Agent and/or the Investors or the Banks in its Group that relate to such Receivable Interest pursuant to Section 2.04(b). In addition, on the day of delivery of any Monthly Report or Weekly Report which sets forth a Pool Non-Compliance Date as of the close of business on the last Business Day of the preceding Fiscal Month or Week, and on each Business Day

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

thereafter until a Pool Non-Compliance Date no longer exists, the Collection Agent shall deposit into the Investor Agent's Account of each Investor Agent (ratably according to the aggregate Capital of Receivable Interests held by the Investors and Banks in such Investor Agent's Group) Collections set aside pursuant to clause (iii) of Section 2.04(b); PROVIDED that the aggregate amount deposited pursuant to this sentence with respect to any Monthly Report or Weekly Report shall not exceed an amount such that, after giving effect to the application of such amount to the reduction of Capital, the sum of the Receivable Interests is equal to the Maximum Receivable Interest.

          (e) Upon receipt of funds deposited into the Investor Agent's Account, the relevant Investor Agent shall distribute them as follows:

               (i) if such distribution occurs on a day that is not a Liquidation Day (and does not consist of funds remitted directly from the Program Agent Account pursuant to the last sentence of Section 2.04(c)), first to the Collection Agent in payment in full of all accrued Collection Agent Fee payable by the Investors and Banks in its Group and then to the Investors or the Banks in its Group that hold the relevant Receivable Interest and to such Investor Agent in payment in full of all accrued Yield and Fees.

               (ii) if such distribution consists of (x) funds remitted directly from the Program Agent Account pursuant to the last sentence of Section 2.04(c) or (y) funds deposited pursuant to the second sentence of Section 2.04(d), and, in either case, no Event of Termination then exists, to the Investors or the Banks in its Group that hold the Receivable Interests in reduction of the Capital of such Receivable Interests.

               (iii) if such distribution occurs on a Liquidation Day, first to the Collection Agent in payment in full of all accrued Collection Agent Fee payable by the Investors and Banks in its Group, second to the Investors or the Banks in its Group that hold the relevant Receivable Interest and to such Investor Agent in payment in full of all accrued Yield and Fees, third to such Investors and/or Banks in reduction to zero of all Capital and fourth to such Investors, Banks or such Investor Agent in payment of any other amounts owed by the Seller hereunder.

          After the Capital, Yield, Fees and Collection Agent Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors, the Banks, the Investor Agents or the Program Agent hereunder have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid to the Seller for its own account.

          (f)  For the purposes of this Section 2.04:

               (i) if on any day any Pool Receivable becomes (in whole or in part) a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such Diluted Receivable which shall be payable by the Seller on the earlier of (x) the first day thereafter on which a Seller Report is due and (y) the occurrence of an Event of Termination;

               (ii) if on any day any of the representations or warranties contained in Section 4.01(h) is no longer true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

               (iii)   except as provided in subsection (i) or (ii) of this
          Section 2.04(f), or as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

               (iv) if and to the extent the Program Agent or any of the Investor Agents, the Investors or the Banks shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Program Agent or such Investor Agent, the Investors or the Banks, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

          (g) On the fifth Business Day after the end of each calendar month in respect of which Yield is computed by reference to the Investor Rate, each Investor Agent shall furnish the Seller with an invoice setting forth the amount of the accrued and unpaid Yield and Fees for such Fixed Period with respect to the Receivable Interests held by the Investors and the Banks in such Investor Agent's Group.

          SECTION 2.05. FEES . (a) Each Investor and Bank shall pay to the Collection Agent a fee (the "COLLECTION AGENT FEE") of 2.7% per annum on the average daily unpaid Capital of each Receivable Interest owned by such Investor or Bank, from the date of purchase of such Receivable Interest until the later of the Termination Date for such Receivable Interest or the date on which such Capital is reduced to zero, payable on the Settlement Date for such Receivable Interest. Upon three Business Days' notice to the Program Agent and each Investor Agent, the Collection Agent (if not the Originator, the Seller or its designee or an Affiliate of the Seller) may elect to be paid, as such fee, another percentage per annum on the average daily Capital of such Receivable Interest, but in no event in excess for all Receivable Interests relating to the Receivables Pool of 110% of the reasonable costs and expenses of the Collection Agent in administering and collecting the Receivables in the Receivables Pool. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04. So long as the Parent is acting as the Collection Agent hereunder, amounts paid as the Collection Agent Fee pursuant to this Section 2.05(a) shall reduce, on a dollar-for-dollar basis, the obligation of the Seller to pay the "Collection Agent Fee" pursuant to Section 6.03 of the Originator Purchase Agreement, PROVIDED that such obligation of the Seller shall in no event be reduced below zero.

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

          (b) The Seller shall pay to the Program Agent and the Investor Agents certain fees (collectively, the "FEES") in the amounts and on the dates set forth in separate fee agreements of even date (i) among the Seller, the Program Agent and the Investor Agent for the Group which includes CAFCO and (ii) between the Seller and the Investor Agent for the Group which includes Starbird, as the same may be amended or restated from time to time (the "FEE AGREEMENTS").

          SECTION 2.06. PAYMENTS AND COMPUTATIONS, ETC . (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to the applicable Investor Agent's Account.

          (b) Each of the Seller and the Collection Agent shall, to the extent permitted by law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

          (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

          SECTION 2.07. DIVIDING OR COMBINING RECEIVABLE INTERESTS . Either the Seller or any Investor Agent may, upon notice to the other party (with a copy of such notice to the Program Agent) received at least three Business Days prior to the last day of any Fixed Period in the case of the Seller giving notice, or up to the last day of such Fixed Period in the case of an Investor Agent giving notice, either (i) divide any portion of a Receivable Interest held by one or more Investors and/or Banks in its Group into two or more Receivable Interests of such Investors and/or Banks having aggregate Capital equal to the Capital of such divided portion of such Receivable Interest, or (ii) combine any two or more portions of Receivable Interests held by one or more Investors and/or Banks in its Group originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Capital equal to the aggregate Capital of such Receivable Interests, PROVIDED, HOWEVER, that no Receivable Interest owned by an Investor may be combined with a Receivable Interest owned by any Bank.

          SECTION 2.08. INCREASED COSTS . (a) If CNAI, any Investor, any Investor Agent, any Bank, any entity (including any bank or other financial institution providing liquidity and/or credit support to any Investor in connection with such Investor's commercial paper program) which purchases or enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an "AFFECTED PERSON") determines that (i) due to any change in any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case made or issued after the date of this Agreement, the amount of the capital required or expected to be maintained by such Affected Person is or would be affected and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise maintain the investment in Pool Receivables or interests therein related

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

to this Agreement or to the funding thereof and other commitments of the same type or (ii) compliance with any U.S. or international generally accepted accounting principles applicable to such Affected Person (whether issued by the Financial Accounting Standards Board, the International Accounting Standards Board or any other accounting or governmental board or authority, whether foreign or domestic) would require the consolidation of some or all of the assets and liabilities of CAFCO and/or Starbird, including the assets and liabilities which are the subject of this Agreement and the other Transaction Documents, with those of such Affected Person, then, upon demand by such Affected Person (with a copy to the Program Agent and the Investor Agent for such Affected Person's Group), the Seller shall immediately pay to the Investor Agent for such Affected Person's Group for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, in the case of clause (i), to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments, and in the case of clause (ii), to the extent of any increased cost or reduced return resulting from the consolidation of the assets and liabilities which are the subject of this Agreement and the other Transaction Documents, as reasonably determined by such Affected Person. A certificate as to such amounts submitted to the Seller and the Program Agent and the Investor Agent for such Affected Person's Group by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 2.09) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing or maintaining the ownership of Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person (with a copy to the Program Agent and the Investor Agent for such Affected Person), the Seller shall immediately pay to such Investor Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Program Agent and the Investor Agent for such Affected Person's Group by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

          (c) In determining amounts payable under Section 2.08(a) or (b), the applicable Affected Person may use any reasonable averaging and allocation method as long as such method is consistent with such Affected Person's treatment of customers similar to the Seller that are parties to facilities similar to the facility contemplated by this Agreement containing provisions substantially similar to Sections 2.08(a) and (b), PROVIDED, that in no event shall the Seller be liable for more than its PRO RATA share.

          (d) Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.08 shall not constitute a waiver of such Affected Person's right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section
2.08 for any increased costs incurred more than 90 days prior to the date that such Affected Person notifies the Seller of the applicable law, regulation, guideline or request giving rise to such increased costs and of such Affected Person's intention to claim compensation therefor; and PROVIDED FURTHER that, if the applicable law, regulation, guideline or request giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e)  If the Seller shall become obligated to pay amounts under this
Section 2.08 on account of increased costs attributable to any Affected Person, the Seller shall have the right to require such Affected Person to sell and assign, and upon request by the Seller to such effect, such Affected Person shall sell and assign, all of its interests, rights and obligations under this Agreement to an Eligible Assignee (but no Eligible Assignee shall have any obligation to make any such purchase) or assignee identified by the Seller and approved by the Program Agent and the relevant Investor Agent, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that (i) such assignment shall not conflict with any statute, law, rule, regulation, order or decree of any governmental authority, (ii) the assigning Affected Person shall have received from such Eligible Assignee or such assignee full payment in immediately available funds of all amounts payable to it in respect of Capital accrued Yield and Fees and other amounts owing to it under or in connection with this Agreement, (iii) the assigning Affected Person shall have been released of any and all liabilities and obligations under this Agreement, (iv) such assignment shall be without recourse to the assigning Affected Person and shall be at the sole expense of the Seller and (v) the assigning Affected Person shall continue to have the benefit of all indemnities and other agreements under this Agreement which survive the termination of this Agreement.

          SECTION 2.09. ADDITIONAL YIELD ON RECEIVABLE INTERESTS BEARING A EURODOLLAR RATE . The Seller shall pay to any Investor or Bank, so long as such Investor or Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Capital of each Receivable Interest of such Investor or Bank during each Fixed Period relating to any portion of the Capital of such Investor or Bank in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor or Bank for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor or Bank and notice thereof given to the Seller through the Investor Agent for such Investor or Bank (with a copy to the Program Agent) within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Program Agent by such Investor or Bank shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.10. TAXES . (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Collection Agent or the Seller shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING net income taxes that are imposed by the United States and franchise taxes and net income taxes that are imposed on an Affected Person by the state or foreign jurisdiction under the laws of which such Affected Person is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Seller or the Collection Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Affected Person, (i) the Seller shall make an additional payment to such Affected Person, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10), such Affected Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Collection Agent, as the case may be, shall make such deductions and (iii) the Seller or the Collection Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Seller agrees to pay any present or future stamp or other documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Transaction Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Transaction Document (hereinafter referred to as "OTHER TAXES").

          (c) The Seller will indemnify each Affected Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date the Affected Person makes written demand therefor (and a copy of such demand shall be delivered to the Program Agent and the Investor Agent for such Affected Person's Group). A certificate as to the amount of such indemnification submitted to the Seller, the Program Agent and the Investor Agent for such Affected Person's Group by such Affected Person, setting forth, in reasonable detail, the basis for and the calculation thereof, shall be conclusive and binding for all purposes absent manifest error.

          (d) Each Affected Person which is organized outside the United States and which is entitled to an exemption from, or reduction of, withholding tax under the laws of the United States as in effect on the date hereof (or, in the case of any Person which becomes an Affected Person after the date hereof, on the date on which it so becomes an Affected Person with respect to any payments under this Agreement) shall, on or prior to the date hereof (or, in the case of any Person who becomes an Affected Person after the date hereof, on or prior to the date on which it so becomes an Affected Person), deliver to the Seller such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section
1.1441 or any subsequent version thereof, properly completed and duly executed by such Affected Person as will permit such payments to be made without withholding or at a reduced rate. Each such Affected Person shall from time to time thereafter, upon written request from the Seller, deliver to the Seller any new certificates, documents or other evidence as described in the preceding sentence as will permit payments under this

Agreement to be made without withholding or at a reduced rate (but only so long as such Affected Person is legally able to do so).

          (e) The Seller shall not be required to pay any amounts to any Affected Person in respect of Taxes and Other Taxes pursuant to paragraphs (a),
(b) and (c) above if the obligation to pay such amounts is attributable to the failure by such Affected Person to comply with the provisions of paragraph (d) above; PROVIDED, HOWEVER, that should an Affected Person become subject to Taxes because of its failure to deliver a form required hereunder, the Seller shall, at such Affected Person's cost and expense, take such steps as such Affected Person shall reasonably request to assist such Affected Person to recover such Taxes.

          SECTION 2.11. SECURITY INTEREST . As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due to the Investors, the Banks, the Investor Agents and the Program Agent hereunder of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, and hereby grants to the Program Agent for its benefit and the ratable benefit of the Investors, the Banks and the Investor Agents, a security interest in, all of the Seller's right, title and interest in and to: (A) the Originator Purchase Agreement and the Parent Undertaking, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to such agreements, (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to such agreements,
(iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreements, (iv) claims of the Seller for damages arising out of or for breach of or default under such agreements, and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (B) all Receivables, whether now owned and existing or hereafter acquired or arising, the Related Security with respect thereto and the Collections and all other assets, including, without limitation, accounts, chattel paper, instruments and general intangibles (as those terms are defined in the UCC), including undivided interests in any of the foregoing, (C) the Lock-Box Accounts, the related lock-boxes and the Program Agent Account and (D) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

          SECTION 2.12. SHARING OF PAYMENTS . If any Investor or any Bank (for purposes of this Section only, referred to as a "RECIPIENT") shall obtain payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Capital of, or Yield on, any Receivable Interest or portion thereof owned by it in excess of its ratable share of payments made on account of the Capital of, or Yield on, all of the Receivable Interests owned by the Investors and the Banks (other than as a result of a payment of Liquidation Fee or different methods for calculating Yield or payments made to less than all of the Groups as a result of the occurrence of a Facility Termination Date under clause (d) of the defined term Facility Termination Date for less than all of the Groups), such Recipient shall forthwith purchase from the Investors or the Banks which received less than their ratable share participations in the Receivable Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person; PROVIDED,

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

HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

          SECTION 2.13. RIGHT OF SETOFF . Without in any way limiting the provisions of Section 2.12, each Agent and each Investor and each Bank is hereby authorized (in addition to any other rights it may have) at any time after the occurrence and during the continuance of an Event of Termination or an Incipient Event of Termination to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Agent or such Investor or such Bank to, or for the account of, the Seller, the Collection Agent or any Originator against any amount owing by the Seller, the Collection Agent or such Originator, respectively, to such Person or to such Agent on behalf of such Person (even if contingent or unmatured).

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

          SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE . The initial purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that the Program Agent and each Investor Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Program Agent and each Investor Agent:

          (a) Certified copies of the resolutions (or similar authorization, if not a corporation) of the Board of Directors (or similar governing body or Persons, if not a corporation) of the Seller, the Parent and the other Originators approving this Agreement, the Originator Purchase Agreement and any other Transaction Documents to which it is a party and certified copies of all documents evidencing other necessary corporate or limited liability company, as the case may be, action and governmental approvals, if any, with respect to this Agreement, the Originator Purchase Agreement and any such Transaction Documents.

          (b) A certificate of the Secretary or Assistant Secretary of the Seller, the Parent and the other Originators certifying the names and true signatures of the officers of the Seller, the Parent and the other Originators authorized to sign this Agreement, the Originator Purchase Agreement and the other Transaction Documents to be delivered by it hereunder and thereunder.

          (c) Evidence of the filing of proper financing statements on or before the date of such initial purchase under the UCC of all jurisdictions that the Program Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by this Agreement and the Originator Purchase Agreement.

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

          (d) Evidence of the filing of proper financing statements, if any, necessary to release all security interests and other rights of any Person in
(i) the Receivables, Contracts or Related Security previously granted by the Seller or any Originator and (ii) the collateral security referred to in Section
2.11 previously granted by the Seller.

          (e) Completed requests for information, dated on or before the date of such initial purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above and in any other jurisdictions reasonably requested by the Program Agent that name the Seller or any Originator as debtor, together with copies of such financing statements (none of which shall cover any Receivables, Contracts, Related Security or the collateral security referred to in Section 2.11).

          (f)  Executed copies of Lock-Box Agreements with each Lock-Box Bank.

          (g) Opinions of (i) Mayer, Brown, Rowe & Maw LLP, counsel for the Seller, the Parent and the other Originators, (ii) Tarrant Sibley, Senior Counsel, Corporate and Securities of the Parent, and (iii) Kate Ross, Division General Counsel of WOTC, substantially in the form of Annex C-1, C-2 and C-3 hereto, respectively, and as to such other matters as the Program Agent or any Investor Agent may reasonably request.

          (h)  The Fee Agreements.

          (i)  The Funds Transfer Letter.

          (j)  An executed copy of the Originator Purchase Agreement.

          (k)  An executed copy of the Parent Undertaking.

          (l)  An executed copy of the Program Agent Account Control Agreement.

          (m) A copy of the limited liability company agreement or the by-laws of the Seller, the Parent and the other Originators, certified by the Secretary or Assistant Secretary of the Seller, the Parent or such other Originators, as the case may be.

          (n) A copy of the certificate of formation or articles of incorporation of each of the Seller, the Parent and the other Originators certified as of a recent date by its Secretary or by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each of the Seller, the Parent and the other Originators from such Secretary of State or other official, dated as of a recent date.

          (o)  The opening pro forma balance sheet of the Seller referred to in
Section 4.01(e).

          (p) Evidence satisfactory to the Program Agent and each Investor Agent of the payment of (i) the up-front structuring fee referred to in the Fee Agreements and (ii) all out-of-pocket expenses then incurred by the Program Agent and the Investor Agents, including, without limitation, audit and legal fees.

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          SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS.
Each purchase (including the initial purchase) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each purchase, the Collection Agent shall have delivered to each Agent, in form and substance satisfactory to each Agent (i) at least one Business Day prior to such purchase, the latest completed Monthly Report which was then required to be delivered hereunder and (ii) by no later than 3:00 P.M. (New York City time) on the date prior to such purchase, a completed Daily Report, in each case containing information covering the most recently ended reporting period for which information is required pursuant to Section 6.02(g)(i), (ii) or (iv), as the case may be, and demonstrating that after giving effect to such purchase no Event of Termination or Incipient Event of Termination under Section 7.01(i) would occur, (b) in the case of each reinvestment, the Collection Agent shall have delivered to the Program Agent and each Investor Agent on or prior to the date of such reinvestment, in form and substance satisfactory to the Program Agent, a completed Monthly Report or, if required by Section 6.02(g)(ii), a completed Weekly Report, in each case containing information covering the most recently ended reporting period for which information is required pursuant to
Section 6.02(g)(i) or (ii), as the case may be, (c) on the date of such purchase or reinvestment the following statements shall be true, except that the statement in clause (iii) below is required to be true only if such purchase or reinvestment is by an Investor (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Collection Agent (each as to itself) that each such statement is then true):

               (i)     The representations and warranties contained in Sections
          4.01 and 4.02 are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

               (ii) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Event of Termination or an Incipient Event of Termination, (it being agreed that an Incipient Event of Termination shall exist during any period when the terms of the final PROVISO in Section 7.01(a) [force majeure] are applicable),

               (iii) The Program Agent shall not have given the Seller at least one Business Day's notice that the Investors have terminated the reinvestment of Collections in Receivable Interests or, in the case of any reinvestment by a particular Investor, the Investor Agent for such Investor shall not have given the Seller notice that such Investor has terminated the reinvestment of Collections in Receivable Interests (unless such notice has been revoked by such Investor Agent), and

               (iv) Each Originator shall have sold or contributed to the Seller, pursuant to the Originator Purchase Agreement, all Originator Receivables originated by it and arising on or prior to such date, and

(d) The Program Agent and the Investor Agents shall have received such other approvals, opinions or documents as the Program Agent or any Investor Agent may reasonably request as a result of changes in factual circumstances affecting the perfection, priority or enforcement of

Receivables or interests therein, or changes in law, in each case occurring after the date of this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER . The Seller hereby represents and warrants as follows:

          (a) The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

          (b) The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party and the other documents to be delivered by it hereunder, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's limited liability company powers, (ii) have been duly authorized by all necessary limited liability company action, (iii) do not contravene (1) the Seller's certificate of formation or limited liability company agreement, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and
(iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the interest created pursuant to this Agreement). Each of the Transaction Documents to which the Seller is a party has been duly executed and delivered by the Seller.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party or any other document to be delivered thereunder, except for the filing of UCC financing statements which are referred to therein.

          (d) Each of the Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

          (e) The opening pro forma balance sheet of the Seller as at December 10, 2003, utilizing outstanding Receivables as at November 30, 2003 and giving effect to the initial purchase to be made under this Agreement, a copy of which has been furnished to the Program Agent and each Investor Agent, fairly presents the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles, and since December10, 2003 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

          (f) There is no pending or, to the Seller's knowledge, threatened action, investigation or proceeding affecting the Seller before any court, governmental agency or

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

arbitrator which may materially adversely affect the financial condition or operations of the Seller or the ability of the Seller to perform its obligations under any Transaction Document, or which purports to affect the legality, validity or enforceability of any Transaction Document.

          (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (h) Immediately prior to the purchase by the applicable Investors and/or Banks, as the case may be, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security which are the subject of such purchase free and clear of any Adverse Claim; upon each purchase or reinvestment, the applicable Investors or the Banks, as the case may be, (except, in the case of Receivables of *****************, the sale arrangements in Section 2.02(e) of the Originator Purchase Agreement) shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Program Agent relating to this Agreement and those filed by the Seller pursuant to the Originator Purchase Agreement. Each Receivable characterized in any Seller Report or other written statement made by or on behalf of the Seller as an Eligible Receivable or as included in the Net Receivables Pool Balance is, as of the date of such Seller Report or other statement, an Eligible Receivable or properly included in the Net Receivables Pool Balance.

          (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), written information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Program Agent, the Investor Agents, the Investors or the Banks in connection with this Agreement is or will be accurate in all material respects as of its date or (except (a) as otherwise disclosed to the Program Agent, the Investor Agents, the Investors or the Banks, as the case may be, at such time or (b) with respect to written information, exhibits, financial statements, documents, books, records or reports furnished prior to the date of this Agreement, if such inaccuracy has been corrected before the date of this Agreement) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact.

          (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in Section 5.01(b).

          (k) The names and addresses of all the Lock-Box Banks, together with the post office boxes and account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are as specified in Schedule I hereto, as such Schedule I may be updated from time to time pursuant to Section 5.01(g). The Lock-Box Accounts are the only accounts into which Collections of Receivables are deposited or remitted. The Seller has delivered to the Program Agent a fully executed Lock-Box Agreement with respect to each Lock-Box Account.

          (l) (i) Each Receivable is, according to the related Contract, required to be paid in full within 365 days of the original billing date therefor, (ii) neither the Parent nor any of its Subsidiaries issues commercial paper or other short-term indebtedness (having maturities not exceeding nine months) in reliance on the "current transaction" exemption contained in Section 3(a)(3) of the Securities Act of 1933, as amended, and (iii) each Receivable is an obligation representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

          (m) The Seller is not known by and does not use any tradename or doing-business-as name.

          (n) The Seller was formed on December 3, 2003, and the Seller did not engage in any business activities prior to the date of this Agreement. The Seller has no Subsidiaries.

          (o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

          (p) With respect to each Pool Receivable, the Seller (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by the Parent or (ii) shall have purchased such Pool Receivable from the Originators in exchange for payment (made by the Seller to such Originator in accordance with the provisions of the Originator Purchase Agreement) of cash, Deferred Purchase Price, or a combination thereof in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by any Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

          SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE COLLECTION AGENT. The Collection Agent hereby represents and warrants as follows:

          (a) The Collection Agent is a corporation duly incorporated, validly existing and in good standing under the laws of Rhode Island, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a material adverse effect on (i) the interests of the Investors and the Banks hereunder, (ii) the collectibility of the Receivables Pool, or (iii) the ability of the Collection Agent to perform its obligations hereunder.

          (b) The execution, delivery and performance by the Collection Agent of this Agreement and any other documents to be delivered by it hereunder (i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action,

(iii) do not contravene (1) the Collection Agent's charter or by-laws, (2) any law, rule or regulation applicable to the Collection Agent, (3) any contractual restriction binding on or affecting the Collection Agent or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Collection Agent or its property (except, in the cases of clauses (2), (3) and (4), where any such contravention could not, in the aggregate, reasonably be expected to have any material adverse effect on the ability of the Collection Agent to perform its obligations under this Agreement), and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. This Agreement has been duly executed and delivered by the Collection Agent.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other document to be delivered by it hereunder.

          (d) This Agreement constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms.

          (e) The balance sheets of the Collection Agent and its Subsidiaries as at September 28, 2003, and the related statements of earnings and cash flows of the Collection Agent and its Subsidiaries for the nine-month period then ended, copies of which have been furnished to the Program Agent and each Investor Agent, fairly present the financial condition of the Collection Agent and its Subsidiaries as at such date and the results of the operations of the Collection Agent and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since September 28, 2003 there has been no material adverse change in the business, operations, property or financial or other condition of the Collection Agent (it being understood that reduction by one sub-notch (e.g., from BB+ to BB) in any of the Debt Ratings of the Collection Agent in effect on the date of this Agreement does not, in and of itself, constitute a material adverse change).

          (f) There is no pending or, to the Collection Agent's knowledge, threatened action, investigation or proceeding affecting the Collection Agent or any of its Subsidiaries before any court, governmental agency or arbitrator which would reasonably be expected to be adversely determined and, if adversely determined, either in any case or in the aggregate, could reasonably be expected to materially adversely affect the financial condition or operations of the Collection Agent or any Originator or the ability of the Collection Agent to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

          (g) On the date of each purchase and reinvestment (and after giving effect thereto) the sum of the Receivable Interests is not greater than the Maximum Receivable Interest on such date. Each Receivable characterized in any Seller Report as an Eligible Receivable or as included in the Net Receivables Pool Balance is, as of the date of such Seller Report, an Eligible Receivable or properly included in the Net Receivables Pool Balance.

                                    ARTICLE V

                                    COVENANTS

          SECTION 5.01. COVENANTS OF THE SELLER. Until the latest of the Facility Termination Date or the date on which no Capital of or any Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid in full:

          (a) COMPLIANCE WITH LAWS, ETC. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Transaction Documents.

          (b) OFFICES, RECORDS, NAME AND ORGANIZATION. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature pages to this Agreement or at one of the locations set forth in Schedule IV, upon 30 days' prior written notice to the Program Agent and each Investor Agent, at any other locations within the United States. The Seller will not change its name or its state of organization, unless (i) the Seller shall have provided the Program Agent and each Investor Agent with at least 30 days' prior written notice thereof and (ii) no later than the effective date of such change, all actions reasonably requested by the Program Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

          (d) SALES, LIENS, ETC. Except (i) for the ownership and security interests created hereunder in favor of the Program Agent and (ii) pursuant to the terms of the *******************, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof, it being agreed that the security interest hereunder in any Receivables of ***************** which are being sold pursuant to Section 2.02(e) of the Originator Purchase Agreement will be considered to be released upon such sale; PROVIDED, an amount equal to the lesser of (a) the Interim Purchase Amount (as that term is defined in the **************) and (b) the amount of Capital needed to be paid in order for there not to be a violation of
Section 7.01(i) is remitted to the Collection Agent concurrently with such sale, which amount shall be distributed by the Collection Agent to the Investor Agent on the next Settlement Date, the Program Agent hereby agreeing at the Seller's expense to do all things and execute all documents reasonably requested by the Seller to release such security interest.

          (e)  EXTENSION OR AMENDMENT OF RECEIVABLES. Except as provided in
Section 6.02(c), the Seller will not (and will not permit the Collection Agent or any Originator to) extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (f) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under this Agreement.

          (g) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller will not add or terminate any bank, post office box or bank account as a Lock-Box Bank or Lock-Box Account from those listed in Schedule I to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, unless the Program Agent shall have received ten days' prior written notice of such addition, termination or change (including an updated Schedule I) and a fully executed Lock-Box Agreement with each new Lock-Box Bank or with respect to each new Lock-Box Account.

          (h) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller will (or will cause the Collection Agent or the Originators to) instruct all Obligors to remit all their payments in respect of Receivables to Lock-Box Accounts. If the Seller shall receive any Collections directly, it shall immediately (and in any event within two Business Days) deposit the same to a Lock-Box Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

          (i) MARKING OF RECORDS. At its expense, the Seller will mark its master data processing records evidencing Pool Receivables with a legend evidencing that Receivable Interests related to such Pool Receivables have been sold in accordance with this Agreement.

          (j) FURTHER ASSURANCES. (i) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased under this Agreement, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies under this Agreement.

               (ii) The Seller authorizes the Program Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Pool Receivables and the Related Security and the Collections with respect thereto.

          (k) REPORTING REQUIREMENTS. The Seller will provide to the Program Agent and the Investor Agents (in multiple copies, if requested by the Program Agent or any Investor Agent) the following:

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Parent, balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of earnings and consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Parent;

               (ii) as soon as available and in any event within 100 days after the end of each fiscal year of the Parent, a copy of the annual report for such year for the Parent and its Subsidiaries, containing financial statements for such year audited by KPMG LLP or other independent public accountants of recognized standing;

               (iii) as soon as available and in any event within 60 days after the end of each of the first three quarters and within 100 days after the end of the fourth fiscal quarter of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and a statement of earnings and statement of cash flows of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

               (iv) as soon as possible and in any event within (x) two Business Days after the Seller obtains knowledge of the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and (y) ten Business Days after the Seller obtains knowledge of the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth the action that the Seller has taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, copies of all reports that the Parent sends to any of its security holders, and copies of all reports and registration statements that the Parent or any of its Subsidiaries files with the SEC or any national securities exchange;

               (vi) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any

          Multiemployer Plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any ERISA Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate in excess of $15,000,000;

               (vii) at least 30 days prior to any change in the name or jurisdiction of organization of the Parent, any other Originator or the Seller, a notice setting forth the new name or jurisdiction of organization and the effective date thereof;

               (viii) promptly after the Seller obtains knowledge thereof, notice of any "Event of Termination" or "Facility Termination Date" under the Originator Purchase Agreement;

               (ix) so long as any Capital shall be outstanding, as soon as possible and in any event no later than the day of occurrence thereof, notice that any Originator has stopped selling or contributing to the Seller, pursuant to the Originator Purchase Agreement, all newly arising Originator Receivables;

               (x) at the time of the delivery of the financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer or the treasurer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination has occurred and is continuing or, if any Event of Termination has occurred and is continuing, specifying the nature and extent thereof;

               (xi) promptly after receipt thereof, copies of all notices received by the Seller from any Originator under the Originator Purchase Agreement;

               (xii) at least 60 days prior to the end of each fiscal year of the Originators, a new Schedule III, setting forth the Fiscal Months for the upcoming fiscal year; and

               (xiii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller, the Parent or any other Originator as the Program Agent or any Investor Agent may from time to time request if reasonably related to the transactions contemplated by the Transaction Documents.

          Reports and financial statements required to be delivered pursuant to clauses (i), (ii) and (v) of this Section 5.01(k) shall be deemed to have been delivered on the date on which the Parent posts such reports, or reports containing such financial statements, on the Parent's website on the Internet at www.hasbro.com or when such reports, or reports containing such financial statements, are posted on the SEC's website at www.sec.gov; PROVIDED that the Parent shall deliver paper copies of the reports and financial statements referred to in clauses (i) and (ii) of this Section 5.01(k) to the Program Agent or any Investor Agent or Bank who requests the

Parent to deliver such paper copies until written notice to cease delivering paper copies is given by the Program Agent or such Investor Agent or Bank, as applicable.

          (l) SEPARATENESS. (i) The Seller shall at all times maintain at least one independent manager who (x) is not currently and has not been during the five years preceding the date of this Agreement an officer, director or employee of an Affiliate of the Seller or any Other Company, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder or member of any Other Company or any of their respective Affiliates.

               (ii) The Seller shall not direct or participate in the management of any of the Other Companies' operations or of any other Person's operations.

               (iii) The Seller shall conduct its business from an office separate from that of the Other Companies and any other Person (but which may be located in the same facility as one or more of the Other Companies). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Companies and any other Person.

               (iv) The Seller shall at all times be adequately capitalized in light of its contemplated business.

               (v) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

               (vi) The Seller shall maintain its assets and transactions separately from those of the Other Companies and any other Person and reflect such assets and transactions in financial statements separate and distinct from those of the Other Companies and any other Person and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Companies and any other Person. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other Companies. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Companies or any other Person.

               (vii) The Seller shall not maintain any joint account with any Other Company or any other Person or become liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Other Company or any other Person.

               (viii) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Company or any other Person or grant an Adverse Claim on any of its assets to secure any obligation of any Other Company or any other Person.

               (ix) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Companies.

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               (x)     The Seller shall hold regular duly noticed meetings of
          its Board of Managers and make and retain minutes of such meetings.

               (xi) The Seller shall have bills of sale (or similar instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Companies.

               (xii) The Seller shall not engage in any transaction with any of the Other Companies, except as permitted by this Agreement and as contemplated by the Originator Purchase Agreement.

               (xiii) The Seller shall comply with (and cause to be true and correct) each of the facts and assumptions contained in Part I (Assumptions of Facts) of the opinion of Mayer, Brown, Rowe & Maw LLP delivered pursuant to Section 3.01(g) and designated as Annex C to this Agreement.

          (m) ORIGINATOR PURCHASE AGREEMENT. The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement or waive the occurrence of any "Event of Termination" under the Originator Purchase Agreement, without in each case the prior written consent of the Program Agent and each Investor Agent; PROVIDED, HOWEVER, that the Seller may amend the percentage set forth in the definition of "Discount" in the Originator Purchase Agreement in accordance with the provisions of the Originator Purchase Agreement without the consent of the Program Agent and each Investor Agent, PROVIDED, FURTHER, that the Seller shall promptly notify the Program Agent and each Investor Agent of any such amendment. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement in accordance with its terms in all material respects.

          (n) NATURE OF BUSINESS. The Seller will not engage in any business other than as set forth in Section 7 of its limited liability company agreement. The Seller will not create or form any Subsidiary.

          (o) MERGERS, ETC. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Originator Purchase Agreement.

          (p) DISTRIBUTIONS, ETC. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any membership interests of the Seller, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any membership interests of the Seller or any warrants, rights or options to acquire any such membership interests, now or hereafter outstanding; PROVIDED, HOWEVER, that the Seller declare and pay cash distributions on its membership interests to its members so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) such distributions

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are in compliance with all applicable law including the limited liability company law of the state of Delaware, and (iii) such distributions have been approved by all necessary and appropriate limited liability company action of the Seller.

          (q) DEBT. The Seller will not incur any Debt, other than ordinary operating expenses and any Debt incurred pursuant to this Agreement and the Deferred Purchase Price.

          (r) LIMITED LIABILITY COMPANY AGREEMENT. The Seller will not amend or delete Sections 7, 8, 9(b), 9(j), 18(c), 19, 22, 28 or 32 of its limited liability company agreement, without the prior written consent of the Agents.

          (s) TANGIBLE NET WORTH. The Seller will maintain Tangible Net Worth at all times equal to at least *****************of the Outstanding Balance of the Receivables at such time.

          SECTION 5.02. COVENANT OF THE SELLER AND THE ORIGINATORS. Until the latest of the Facility Termination Date or the date on which no Capital of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks, the Investor Agents or the Program Agent are paid in full, each of the Seller and each Originator will, at their respective expense, from time to time during regular business hours as requested upon reasonable notice by the Program Agent or any Investor Agent, permit the Program Agent, any Investor Agent or their respective agents or representatives (including independent public accountants, which may be the Seller's or the Parent's independent public accountants), (i) no more than once each fiscal year of the Seller (unless an Event of Termination has occurred and is continuing or a deficiency was discovered during the previous audit, in which case such limitation shall not apply), to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Seller or such Originator, as the case may be, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or such Originator, as the case may be, relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Seller or such Originator, as the case may be, for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's or such Originator's performance under the Transaction Documents or under the Contracts with any of the officers or employees of the Seller or such Originator, as the case may be, having knowledge of such matters. In conjunction with the periodic annual audit referred to in clause (i) of the previous sentence of this Section 5.02, upon the Program Agent's request no more than once per year, the Seller will, at its expense, appoint independent public accountants (which may, with the consent of the Program Agent, be the Seller's regular independent public accountants), or utilize the Program Agent's representatives or auditors, to prepare and deliver to the Program Agent and each Investor Agent a written report with respect to the Receivables and the Credit and Collection Policy (including, in each case, the systems, procedures and records relating thereto) on a scope and in a form reasonably requested by the Program Agent and the Investor Agents.

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                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION
                               OF POOL RECEIVABLES

          SECTION 6.01. DESIGNATION OF COLLECTION AGENT. The servicing, administration and collection of the Pool Receivables shall be conducted by the Collection Agent so designated hereunder from time to time. Until the Program Agent gives notice to the Seller of the designation of a new Collection Agent (which notice may only be given following the occurrence and during the continuance of an Event of Termination), the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Program Agent at any time after the occurrence and during the continuance of an Event of Termination may designate as Collection Agent any Person (including itself) to succeed the Parent or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Program Agent and each Investor Agent, subcontract with any other Person for the servicing, administration or collection of the Pool Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof, and upon designation of a successor Collection Agent, any such subcontract with an Affiliate of any Originator shall automatically terminate and any such subcontract with a Person which is not an Affiliate of any Originator shall be subject to termination by the Collection Agent on no more than 30 days' notice. The Program Agent and each Investor Agent hereby consent to the existing subcontracting arrangements with *****************. The Agents' consent to the subcontracting arrangement with *****************is subject to the following conditions, each of which the Collection Agent hereby represents is satisfied: such subcontracting arrangement
(i) does not permit *****************to receive cash collections on any such Receivables and (ii) does not permit *****************to update any Originator's accounts receivable systems reflecting collection activities.

          SECTION 6.02. DUTIES OF COLLECTION AGENT. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Seller, the Program Agent, the Investor Agents, the Banks and the Investors hereby appoint the Collection Agent, from time to time designated pursuant to Section 6.01, as agent for themselves, the Investors and the Banks to enforce their respective rights and interests in the Pool Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned such Receivables and shall act in the best interests of the Seller, the Investors, the Banks, the Investor Agents and the Program Agent.

          (b) The Collection Agent shall administer the Collections in accordance with the procedures described in Section 2.04.

          (c) If no Event of Termination or Incipient Bankruptcy Event of Termination shall have occurred and be continuing, the Parent, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy and its sales practices, extend the maturity or

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

adjust the Outstanding Balance of any Receivable as the Parent deems appropriate to maximize Collections thereof, or otherwise amend or modify other terms of any Receivable, provided that the classification of any such Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension.

          (d) The Collection Agent shall hold in trust for the Seller and each Investor and Bank, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables. The Collection Agent shall mark the Seller's master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that Receivable Interests therein have been sold.

          (e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Person entitled thereto any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

          (f) The Collection Agent shall, from time to time at the request of the Program Agent or any Investor Agent, furnish to the Program Agent and the Investor Agents (promptly after any such request) a calculation of the amounts set aside for the Investors, the Banks and the Investor Agents pursuant to
Section 2.04.

          (g)  (i)     On or prior to the 17th day of each calendar month
(except in the month of January, in which event, the 27th day), the Collection Agent shall prepare and forward to each Agent a Monthly Report relating to the Receivable Interests outstanding on the last day of the immediately preceding Fiscal Month.

               (ii) During the Weekly Reporting Period, unless an Event of Termination shall have occurred and be continuing (in which case, clause (iii) below shall be applicable), the Collection Agent shall, on or prior to the close of business on the second Business Day of each Week, prepare and forward to each Agent a Weekly Report which shall contain information related to the Receivables current as of the close of business on the last Business Day of the preceding Week.

               (iii) If an Event of Termination shall have occurred and be continuing, the Collection Agent shall, by no later than 3:00 P.M. (New York City time) on each Business Day, prepare and forward to each Agent a Daily Report which shall contain information relating to the Receivables current as of the close of business on the immediately prior Business Day.

               (iv) By no later than 3:00 P.M. (New York City time) on the Business Day prior to each requested purchase of a Receivable Interest hereunder, the Collection Agent shall prepare and forward to each Agent a Daily Report which shall contain information relating to the Receivables current as of the close of business on the immediately preceding Business Day.

          The Collection Agent shall transmit Seller Reports to the Program Agent and each Investor Agent concurrently (x) by facsimile or electronic mail with signatures scanned and (y) by electronic mail (each, an "E-MAIL SELLER REPORT"). Each E-Mail Seller Report shall be (A) formatted as the Program Agent may designate from time to time and shall be digitally

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

signed and (B) sent to the Program Agent and each Investor Agent at an electronic mail address designated by each of them.

          SECTION 6.03. CERTAIN RIGHTS OF THE PROGRAM AGENT. (a) The Program Agent is authorized at any time following the occurrence and during the continuance of an Event of Termination or an Incipient Bankruptcy Event of Termination to date, and to deliver to the Lock-Box Banks and the Program Agent Account Bank, the notices of effectiveness attached to the Lock-Box Agreements and the Program Agent Account Control Agreement. The Seller hereby transfers to the Program Agent the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments. The Program Agent may at any time following the occurrence and during the continuance of an Event of Termination or an Incipient Bankruptcy Event of Termination notify the Obligors of Pool Receivables, at the Seller's expense, of the ownership of Receivable Interests under this Agreement.

          (b) At any time following the designation of a Collection Agent other than the Parent pursuant to Section 6.01 or following the occurrence and during the continuance of an Event of Termination or an Incipient Bankruptcy Event of
Termination:

               (i) The Program Agent may direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Program Agent or its designee.

               (ii) At the Program Agent's request and at the Seller's expense, the Seller shall notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Program Agent or its designee.

               (iii) At the Program Agent's request and at the Seller's expense, the Seller and the Collection Agent shall (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Pool Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Program Agent at a place selected by the Program Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Program Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Program Agent or its designee.

               (iv) The Seller authorizes the Program Agent to take any and all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Program Agent, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

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

          SECTION 6.04. RIGHTS AND REMEDIES. (a) If the Collection Agent fails to perform any of its obligations under this Agreement, the Program Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Program Agent's reasonable costs and expenses incurred in connection therewith shall be payable by the Collection Agent.

          (b) The Seller and the Originators shall perform their respective obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold and the exercise by the Program Agent on behalf of the Investors, the Banks and the Investor Agents of their rights under this Agreement shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Pool Receivables or related Contracts. Neither the Program Agent, the Investors, the Investor Agents nor the Banks shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller thereunder.

          (c) In the event of any conflict between the provisions of Article VI of this Agreement and Article VI of the Originator Purchase Agreement, the provisions of Article VI of this Agreement shall control.

          SECTION 6.05. FURTHER ACTIONS EVIDENCING PURCHASES. Each Originator agrees from time to time, at its expense, to promptly execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable the Investors, the Banks, the Investor Agents or the Program Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, each Originator will (i) upon the request of the Program Agent or any Investor Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable, or that the Program Agent or any Investor Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; and (ii) mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Program Agent, evidencing that Receivable Interests have been sold. Each Originator hereby authorizes the Seller to file financing statements with respect to the Originator Purchase Agreement as permitted by the UCC.

          SECTION 6.06. COVENANTS OF THE COLLECTION AGENT AND EACH ORIGINATOR.
(a) AUDITS. The Collection Agent (not in addition to the requirements of Section
5.02 unless the Collection Agent is not the Parent or an Affiliate of the Parent) will, from time to time upon reasonable notice and during regular business hours as requested by the Program Agent or any Investor Agent, permit the Program Agent, such Investor Agent or their agents or representatives (including independent public accountants, which may be the Collection Agent's independent public accountants), (i) no more than once each fiscal year of the Collection Agent (unless an Event of Termination has occurred and is continuing or a deficiency was discovered during the previous audit in which case such limitation shall not apply) to conduct periodic audits of the Receivables, the Related Security and the related books and records and collections systems of the Collection Agent, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or

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

under the control of the Collection Agent relating to Pool Receivables and the Related Security, including, without limitation, the Contracts, and (iii) to visit the offices and properties of the Collection Agent for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent's performance hereunder with any of the officers or employees of the Collection Agent having knowledge of such matters.

          (b) *****************. The Collection Agent agrees that at no time will the Outstanding Balance of Receivables subject to the subcontracting arrangements with *****************referred to in Section 6.01 exceed *****************in the aggregate.

          (c) CHANGE IN CREDIT AND COLLECTION POLICY. Neither the Collection Agent nor any Originator will make any change in the Credit and Collection Policy that would materially adversely affect the collectibility of any Pool Receivable or the ability of the Parent (if it is acting as Collection Agent) to perform its obligations under this Agreement. In the event that the Collection Agent or any Originator makes any material change to the Credit and Collection Policy, it shall, contemporaneously with such change, provide the Program Agent and each Investor Agent with an updated Credit and Collection Policy and a summary of all material changes.

          SECTION 6.07. INDEMNITIES BY THE COLLECTION AGENT. Without limiting any other rights that the Program Agent, any Investor Agent, any Investor, any Bank or any of their respective Affiliates (including the members of any Investor) or any of their respective officers, directors, employees or advisors (each, a "SPECIAL INDEMNIFIED PARTY") may have hereunder or under applicable law, and in consideration of its appointment as Collection Agent, the Collection Agent hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "SPECIAL INDEMNIFIED AMOUNTS") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent having resulted from (i) gross negligence or willful misconduct on the part of such Special Indemnified Party or (ii) breach on the part of such Special Indemnified Party of the terms of any Transaction Document, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income or franchise taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract):

               (i) any representation made or deemed made by the Collection Agent pursuant to Section 4.02(g) hereof which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Collection Agent under or in connection with this Agreement which shall have been incorrect in any material respect when made (without giving effect to the parenthetical expression in Section 4.02(b));

               (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to the servicing of any Pool Receivable or Contract;

               (iii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, the Contracts and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

               (iv) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

               (v) the commingling of Collections of Pool Receivables at any time by the Collection Agent with other funds;

               (vi) any action or omission by the Collection Agent reducing or impairing the rights of the Program Agent, the Investor Agents, the Investors or the Banks with respect to any Pool Receivable or the value of any Pool Receivable unless permitted by the terms of this Agreement; or

               (vii) any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Collection Agent or its subcontractors in servicing, administering or collecting any Receivable.

                                   ARTICLE VII

                              EVENTS OF TERMINATION

          SECTION 7.01. EVENTS OF TERMINATION. If any of the following events ("EVENTS OF TERMINATION") shall occur and be continuing:

          (a) The Collection Agent (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii), (iii), (iv) or (v) of this subsection (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement and such failure, in the case of payments on account of Yield or Fees only, shall remain unremedied for three Business Days or (iii) shall fail to deliver any Monthly Report when required and such failure shall remain unremedied for two Business Days, or (iv) shall fail to deliver any Weekly Report when required and such failure shall remain unremedied for one Business Day (provided that the grace period in this clause (iv) may not be utilized more than once in any four-week period), or (v) shall fail to deliver any Daily Report when required and such failure shall remain unremedied for one Business Day (provided that the grace period in this clause (v) may not be utilized more than once in any four-week period, PROVIDED, that failure or delay in delivering the relevant Seller Reports pursuant to clauses (iii), (iv) or (v) above shall be excused for not more than three Business Days beyond the time period allowed thereunder, if such failure or delay is caused by force majeure or other circumstances beyond the Collection Agent's reasonable control, including war, riot, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities; or

          (b) The Seller shall fail to make any payment required under Section 2.04(e) and such failure shall remain unremedied for three Business Days;

          (c) Any representation or warranty made or deemed made by the Seller, any Originator, the Parent or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Seller, any Originator, the Parent or the Collection Agent pursuant to this Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, unless the breach of such representation or warranty is capable of being cured and is in fact cured (without any adverse impact on the Agents, the Investors or the Banks or the collectibility of the Pool Receivables) within ten days of the first date on which the Seller receives written notice or obtains actual knowledge of such breach; or

          (d) (i) The Seller shall fail to perform or observe any of its covenants contained in the second sentence of Section 5.01(b) or in Section 5.01(d), (e), (f), (g), (h), (k), (l), (m), (n), (o), (p), (q) or (r) of this
Agreement, or (ii) the Seller shall fail to perform or observe any of its covenants contained in Section 5.01(j)(i) or 5.02 and such failure under this clause (ii) shall continue unremedied for 10 days, or (iii) any Originator shall fail to perform or observe any of its covenants contained in Section 5.02 or
6.05 and such failure under this clause (iii) shall continue unremedied for 10 days, or (iv) the Seller or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure under this clause (iv) shall remain unremedied for 20 days after written notice thereof shall have been given to the Seller by the Program Agent or any Investor Agent; or

          (e) The Seller or any Originator shall fail to pay any principal of or premium or interest on any of its Debt (which in the case of any Originator, is outstanding in a principal amount of at least $25,000,000 in the aggregate) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt (PROVIDED, THAT for the purposes of this Section 7.01(e), the term "Debt" shall exclude any Debt owing to a Subsidiary of any Originator, PROVIDED, HOWEVER, that any affirmative action taken against any such Originator with respect to such Debt shall nullify the foregoing exclusion); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) Any purchase or reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or the security interest created pursuant to Section 2.11 shall for any reason cease to be a valid and perfected first priority security interest in the collateral security referred to in that section; or

          (g) The Seller, the Collection Agent or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Collection Agent or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, or any Originator shall take any limited liability company or corporate or other action to authorize any of the actions set forth above in this subsection (g); or

          (h) As of the last day of any Fiscal Month, either (i) the average of the Default Ratios for such Fiscal Month and the two immediately preceding Fiscal Months shall exceed ********or (ii) the average of the Delinquency Ratios for such Fiscal Month and the two immediately preceding Fiscal Months shall exceed ********or (iii) the Loss-to-Liquidation Ratio for such Fiscal Month shall exceed ********or (iv) the average of the Dilution Ratios for such Fiscal Month and the two immediately preceding Fiscal Months shall exceed ********; or

          (i) The sum of the Receivable Interests shall be greater than the Maximum Receivable Interest for five consecutive Business Days; or

          (j) There shall have occurred any event which may materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller, any Originator or the Collection Agent to collect Pool Receivables or otherwise perform its obligations under this Agreement and such event, if capable of being cured, continues for a period of three Business Days; or

          (k) An "Event of Termination" or "Facility Termination Date" shall occur under the Originator Purchase Agreement, or any Transaction Document shall cease to be in full force and effect, or the Seller or any Originator shall state in writing that any Transaction Document or provision thereof shall cease to be valid and binding on it; or

          (l) All of the outstanding membership interests of the Seller shall cease to be owned, directly or indirectly, by the Parent, or all of the outstanding capital stock of any Originator (other than the Parent) ceases to be owned, directly or indirectly, by the Parent; or

          (m) One or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (except to the extent covered by insurance as to which the insurer has

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acknowledged such coverage in writing) shall be rendered against (i) any
Originator or any of its Subsidiaries or any combination thereof or (ii) the Collection Agent or any of its Subsidiaries or a combination thereof, and the same shall remain undischarged for more than 30 days (whether or not consecutive) during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of any Originator or the Collection Agent or any of their respective Subsidiaries to enforce any such judgment; or

          (n) The Parent's Debt Rating is below BB- by S&P or below B1 by Moody's, or is withdrawn or suspended by S&P or Moody's; or

          (o) The Parent or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $15,000,000, or the Parent or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), PROVIDED that such event (A) would be expected to result in liability of the Parent or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $15,000,000 and (B) would constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

then, and in any such event, any or all of the following actions may be taken by notice to the Seller: (x) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), (y) the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, declare the Commitment Termination Date to have occurred (in which case the Commitment Termination Date shall be deemed to have occurred), and (z) without limiting any right under this Agreement to replace the Collection Agent, the Program Agent may in its discretion, and shall, at the direction of any Investor Agent, designate another Person to succeed the Parent as the Collection Agent; PROVIDED, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date and the Commitment Termination Date shall occur, the Parent (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Program Agent or its designee shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Investors, the Investor Agents, the Banks and the Program Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

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                                  ARTICLE VIII

                                THE PROGRAM AGENT

          SECTION 8.01. AUTHORIZATION AND ACTION. Each Investor and each Bank hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. In the event that the Program Agent (in its capacity as such) receives any Collections, it agrees to apply the same in the same manner as is required of the Collection Agent. The Program Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Program Agent. The Program Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller, the Parent or any other Originator. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Program Agent ever be required to take any action which exposes the Program Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

          SECTION 8.02. PROGRAM AGENT'S RELIANCE, ETC. Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Program Agent under or in connection with this Agreement (including, without limitation, the Program Agent's servicing, administering or collecting Pool Receivables as Collection Agent) or any other Transaction Document, except for its or their own gross negligence or willful misconduct or breach of the terms of any Transaction Document. Without limiting the generality of the foregoing, the Program Agent:
(a) may consult with legal counsel (including counsel for any Investor Agent, the Seller, the Parent, any other Originator and the Collection Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor Agent, Investor or Bank (whether written or oral) and shall not be responsible to any Investor Agent, Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, the Parent, any other Originator or the Collection Agent or to inspect the property (including the books and records) of the Seller, the Parent, any other Originator or the Collection Agent; (d) shall not be responsible to any Investor Agent, Investor or Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

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          SECTION 8.03. CNAI AND AFFILIATES. The obligation of Citibank to purchase Receivable Interests under this Agreement may be satisfied by CNAI or any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, CNAI shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Program Agent. CNAI and any of its Affiliates may generally engage in any kind of business with the Seller, the Parent, any other Originator, the Collection Agent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Parent, any other Originator, the Collection Agent or any Obligor or any of their respective Affiliates, all as if CNAI were not the Program Agent and without any duty to account therefor to the Investor Agents, the Investors or the Banks.

          SECTION 8.04. INDEMNIFICATION OF PROGRAM AGENT. Each Bank agrees to indemnify the Program Agent (to the extent not reimbursed by the Seller, the Parent or any other Originator), ratably according to the respective Percentage of such Bank, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Program Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Program Agent under this Agreement or any other Transaction Document, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Program Agent's gross negligence or willful misconduct.

          SECTION 8.05. DELEGATION OF DUTIES. The Program Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Program Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 8.06. ACTION OR INACTION BY PROGRAM AGENT. The Program Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investor Agents and assurance of its indemnification by the Banks, as it deems appropriate. The Program Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investor Agents and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors, Banks, the Program Agent and the Investor Agents.

          SECTION 8.07. NOTICE OF EVENTS OF TERMINATION. The Program Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination, or of any Event of Termination unless the Program Agent has received notice from any Investor Agent, Investor, Bank, the Collection Agent, any Originator or the Seller stating that an Incipient Event of Termination or an Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If the Program Agent receives such a notice, it shall promptly give notice thereof to each Investor Agent whereupon each Investor Agent shall promptly give notice thereof to its respective Investors and Related Banks. The Program Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investor Agents (subject to the other provisions of this

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Article VIII), but until the Program Agent receives such directions, the Program
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Program Agent deems advisable and in the best interests of the Investors and Banks.

          SECTION 8.08. NON-RELIANCE ON PROGRAM AGENT AND OTHER PARTIES. Each Investor Agent, Investor and Bank expressly acknowledges that neither the Program Agent, any of its Affiliates nor any of their respective directors, officers, agents or employees has made any representations or warranties to it and that no act by the Program Agent hereafter taken, including any review of the affairs of the Seller, the Parent or any other Originator, shall be deemed to constitute any representation or warranty by the Program Agent. Each Investor and Bank represents and warrants to the Program Agent that, independently and without reliance upon the Program Agent, any of its Affiliates, any Investor Agent (except to the extent otherwise agreed in writing between such Investor and its Investor Agent) or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Parent and the other Originators, and the Receivable Interests and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by the Program Agent to any Investor Agent, Investor or Bank, the Program Agent shall not have any duty or responsibility to provide any Investor Agent, Investor or Bank with any information concerning the Seller, the Parent or any other Originator or any of their Affiliates that comes into the possession of the Program Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

          SECTION 8.09. SUCCESSOR PROGRAM AGENT. The Program Agent may, upon at least thirty (30) days' notice to the Seller and each Investor Agent, resign as Program Agent. Such resignation shall not become effective until a successor agent is appointed by the Investor Agents (with the approval of the Seller, which approval shall not be unreasonably withheld and shall not be required if an Incipient Event of Termination or an Event of Termination has occurred and is continuing) and has accepted such appointment. Upon such acceptance of its appointment as Program Agent hereunder by a successor Program Agent, such successor Program Agent shall succeed to and become vested with all the rights and duties of the retiring Program Agent, and the retiring Program Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Program Agent's resignation hereunder, the provisions of this
Article VIII and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Program Agent.

          SECTION 8.10. REPORTS AND NOTICES. The Program Agent hereby agrees to provide each Investor Agent with copies of all material notices, reports and other documents provided to the Program Agent by the Seller or the Collection Agent hereunder (other than any notices received by the Program Agent referred to in any of the definitions of Assignee Rate, Investor Rate or Fixed Period) which are not otherwise required to be provided by the Seller or the Collection Agent directly to the Investor Agents in accordance with the terms hereof.

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                                   ARTICLE IX

                               THE INVESTOR AGENTS

          SECTION 9.01. AUTHORIZATION AND ACTION. Each Investor and each Bank which belongs to the same Group hereby appoints and authorizes the Investor Agent for such Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Investor Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. No Investor Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Investor Agent. No Investor Agent assumes, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller, the Parent or any other Originator. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Investor Agent ever be required to take any action which exposes such Investor Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable law.

          SECTION 9.02. INVESTOR AGENT'S RELIANCE, ETC. No Investor Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as an Investor Agent under or in connection with this Agreement or the other Transaction Documents (i) with the consent or at the request or direction of the Investors and Banks in its Group or (ii) in the absence of its or their own gross negligence or willful misconduct or breach of the terms of any Transaction Document. Without limiting the generality of the foregoing, an Investor Agent: (a) may consult with legal counsel (including counsel for the Program Agent, the Seller, the Parent or any other Originator), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Investor or Bank (whether written or oral) and shall not be responsible to any Investor or Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Seller, the Parent, any other Originator or any other Person or to inspect the property (including the books and records) of the Seller, the Parent, any other Originator or the Collection Agent; (d) shall not be responsible to any Investor or any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.03. INVESTOR AGENT AND AFFILIATES. With respect to any Receivable Interest or interests therein owned by it, each Investor Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not an Investor Agent. Each Investor Agent and any of its Affiliates may generally engage in any kind

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of business with the Seller, the Parent, any other Originator, the Collection
Agent or any Obligors, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Parent, any other Originator, the Collection Agent or any Obligor or any of their respective Affiliates, all as if such Investor Agent were not an Investor Agent and without any duty to account therefor to any Investors or Banks.

          SECTION 9.04. INDEMNIFICATION OF INVESTOR AGENTS. Each Bank in any Group agrees to indemnify the Investor Agent for such Group (to the extent not reimbursed by the Seller, the Parent or any other Originator), ratably according to the proportion of the Percentage of such Bank to the aggregate Percentages of all Banks in such Group, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Investor Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by such Investor Agent under this Agreement or any other Transaction Document, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Investor Agent's gross negligence or willful misconduct.

          SECTION 9.05. DELEGATION OF DUTIES. Each Investor Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Investor Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 9.06. ACTION OR INACTION BY INVESTOR AGENT. Each Investor Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Investors and Banks in its Group and assurance of its indemnification by the Banks in its Group, as it deems appropriate. Each Investor Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Investors and Banks in its Group, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Investors and Banks in its Group.

          SECTION 9.07. NOTICE OF EVENTS OF TERMINATION. No Investor Agent shall be deemed to have knowledge or notice of the occurrence of any Incipient Event of Termination or of any Event of Termination unless such Investor Agent has received notice from the Program Agent, any other Investor Agent, any Investor or Bank, the Collection Agent, any Originator or the Seller stating that an Incipient Event of Termination or Event of Termination has occurred hereunder and describing such Incipient Event of Termination or Event of Termination. If an Investor Agent receives such a notice, it shall promptly give notice thereof to the Investors and Banks in its Group and to the Program Agent (but only if such notice received by such Investor Agent was not sent by the Program Agent). The Investor Agent shall take such action concerning an Incipient Event of Termination or an Event of Termination as may be directed by the Investors and Banks in its Group (subject to the other provisions of this Article IX), but until such Investor Agent receives such directions, such Investor Agent may (but shall not be

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obligated to) take such action, or refrain from taking such action, as such
Investor Agent deems advisable and in the best interests of the Investors and Banks in its Group.

          SECTION 9.08. NON-RELIANCE ON INVESTOR AGENT AND OTHER PARTIES. Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor and Bank in the same Group expressly acknowledges that neither the Investor Agent for its Group, any of its Affiliates nor any of such Investor Agent's or Affiliate's directors, officers, agents or employees has made any representations or warranties to it and that no act by such Investor Agent hereafter taken, including any review of the affairs of the Seller, the Parent or any other Originator, shall be deemed to constitute any representation or warranty by such Investor Agent. Except to the extent otherwise agreed to in writing between an Investor and its Investor Agent, each Investor and Bank in the same Group represents and warrants to the Investor Agent for such Group that, independently and without reliance upon such Investor Agent, any of its Affiliates, any other Investor Agent, the Program Agent or any other Investor or Bank and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Parent, any other Originator and the Receivable Interests and its own decision to enter into this Agreement and to take, or omit, action under this Agreement or any other Transaction Document. Except for items expressly required to be delivered under this Agreement or any other Transaction Document by an Investor Agent to any Investor or Bank in its Group, no Investor Agent shall have any duty or responsibility to provide any Investor or Bank in its Group with any information concerning the Seller, the Parent, any other Originator or any of their Affiliates that comes into the possession of such Investor Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

          SECTION 9.09. SUCCESSOR INVESTOR AGENT. Any Investor Agent may, upon at least thirty (30) days' notice to the Program Agent, the Seller and the Investors and Banks in its Group, resign as Investor Agent for its Group. Such resignation shall not become effective until a successor investor agent is appointed by the Investors and Banks in such Group and has accepted such appointment. Upon such acceptance of its appointment as Investor Agent for such Group hereunder by a successor Investor Agent, such successor Investor Agent shall succeed to and become vested with all the rights and duties of the retiring Investor Agent, and the retiring Investor Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Investor Agent's resignation hereunder, the provisions of this Article IX and Section 6.07 and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Investor Agent.

          SECTION 9.10. RELIANCE ON INVESTOR AGENT. Unless otherwise advised in writing by an Investor Agent or by any Investor or Bank in such Investor Agent's Group, each party to this Agreement may assume that (i) such Investor Agent is acting for the benefit and on behalf of each of the Investors and Banks in its Group, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Investor Agent has been duly authorized and approved by all necessary action on the part of the Investors and Banks in its Group.

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                                    ARTICLE X

                                 INDEMNIFICATION

          SECTION 10.01. INDEMNITIES BY THE SELLER. Without limiting any other rights that the Program Agent, the Investor Agents, the Investors, the Banks or any of their respective Affiliates (including the members of any Investor) or any of their respective officers, directors, employees or advisors (each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from this Agreement or the other Transaction Documents or the use of proceeds of the purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent having resulted from (i) gross negligence or willful misconduct on the part of such Indemnified Party or (ii) breach on the part of such Indemnified Party of the terms of any Transaction Document, (b) recourse (except as otherwise specifically provided in this Agreement) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor or (c) any income or franchise taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

               (i) the characterization in any Seller Report or other written statement made by or on behalf of the Seller of any Receivable as an Eligible Receivable or as included in the Net Receivables Pool Balance which, as of the date of such Seller Report or other statement, is not an Eligible Receivable or should not be included in the Net Receivables Pool Balance;

               (ii) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any of the other Transaction Documents which shall have been incorrect in any material respect when made;

               (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

               (iv) the failure to vest in the Investors or the Banks, as the case may be, (a) a perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, or (b) a perfected security interest as provided in Section 2.11, in each case free and clear of any Adverse Claim;

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               (v)     the failure to have filed, or any delay in filing,
          financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Collection Agent);

               (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

               (viii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

               (ix) the commingling of Collections of Pool Receivables at any time with other funds;

               (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or Related Security or Contract (excluding any collection costs incurred by the Agent, the Investors or the Banks in collecting any Receivables not paid due to the insolvency, bankruptcy or financial inability to pay of the applicable Obligor);

               (xi) any failure of the Seller to comply with its covenants contained in this Agreement or any other Transaction Document;

               (xii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any subcontractors of the Seller in servicing, administering or collecting any Receivable; or

               (xiii) the sale or transfer by the Seller hereunder of any Receivable (or interest therein) in violation of applicable law.

                                   ARTICLE XI

                                  MISCELLANEOUS

          SECTION 11.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller, the Parent (as Collection Agent or otherwise) or any other Originator therefrom shall be effective unless in a writing signed by each Investor Agent and the Program Agent (and, in the case of any amendment, also signed by the Seller, the Parent and the other Originators party hereto); PROVIDED, HOWEVER, that the signatures of the Seller, the Parent and the other Originators party hereto shall not be required for the effectiveness of any amendment which modifies the provisions of Sections 4.02(e), 4.02(g), 6.06(a) or 6.07 at any time when the Collection Agent is not an Originator, the Parent or an Affiliate of such Originator or the Parent or a successor Collection Agent is designated by the Agent pursuant to Section 6.01, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by the Collection Agent in addition to the Program Agent and each Investor Agent, affect the rights or duties of the Collection Agent under this Agreement. No failure on the part of the Investors, the Banks, the Investor Agents or the Program Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

          SECTION 11.02. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

          SECTION 11.03. ASSIGNABILITY. (a) This Agreement and the Investors' rights and obligations herein (including ownership of each Receivable Interest) shall be assignable by the Investors and their successors and assigns (including, without limitation, pursuant to an Asset Purchase Agreement) with the Seller's consent, which shall not be unreasonably withheld or delayed, PROVIDED, that the Seller's consent shall not be required (i) if the assignment shall be to an Eligible Assignee, unless, as a direct result thereof, the Seller would incur obligations to make payments pursuant to Section 2.08 or 2.10 which are in excess of any such obligations then payable by the Seller to the assigning party, or (ii) if there shall have occurred and be continuing an Event of Termination or an Incipient Bankruptcy Event of Termination. Each assignor of a Receivable Interest or any interest therein shall notify the Program Agent, its Investor Agent and the Seller of any such assignment. Each assignor of a Receivable Interest or any interest therein may, in connection with any such assignment, disclose to the assignee or potential assignee any information relating to the Seller, the Parent or any other Originator, including the Receivables, furnished to such assignor by or on behalf of the Seller, the Parent, any other Originator or by the Program Agent; provided that, prior to any such disclosure, the assignee or potential assignee agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof.

          (b) Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Receivable Interests or interests therein owned by it); PROVIDED, HOWEVER, that

               (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

               (ii) the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) all of the assigning Bank's Bank Commitment,

               (iii) the parties to each such assignment shall execute and deliver to the Program Agent (with a copy to the assignor's Investor Agent), for its acceptance and recording in the Register, an Assignment and Acceptance Agreement, together with a processing and recordation fee of $2,500, and

               (iv) concurrently with such assignment, such assignor Bank shall assign to such assignee Bank or other Eligible Assignee an equal percentage of its rights and obligations under its Asset Purchase Agreement (or, if such assignor Bank is Citibank, it shall arrange for such assignee Bank or other Eligible Assignee to become a party to its Asset Purchase Agreement for a maximum Capital amount equal to the assignee's Bank Commitment).

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of a Bank hereunder and (y) the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

          (c)  The Program Agent shall maintain at its address referred to in
Section 11.02 of this Agreement a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding Capital of Receivable Interests or interests therein owned by, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Originators, the Program Agent, the Investor Agents, the Investors and the Banks may treat each person whose name is recorded in the Register as a Bank under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Seller or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Bank and an Eligible

Assignee, the Program Agent shall, if such Assignment and Acceptance Agreement has been completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller.

          (d) In addition to assignments pursuant to Section 11.03(b), each Bank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Seller or the Program Agent.

          (e) Each Bank may sell participations, to one or more banks or other entities which are Eligible Assignees, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and the Receivable Interests or interests therein owned by it); PROVIDED, HOWEVER, that

               (i) such Bank's obligations under this Agreement (including, without limitation, its Bank Commitment to the Seller hereunder) shall remain unchanged,

               (ii) such Bank shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, and

               (iii) concurrently with such participation, the selling Bank shall sell to such bank or other entity a participation in an equal percentage of its rights and obligations under its Asset Purchase Agreement.

The Agent, the other Banks and the Seller shall have the right to continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

          (f) This Agreement and the rights and obligations of the Program Agent herein shall be assignable by the Program Agent and its successors and assigns.

          (g) The Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Program Agent and each Investor Agent.

          (h) CAFCO may, without the consent of the Seller, sell participations to one or more banks or other entities (each, a "PARTICIPANT") in all or a portion of its rights and obligations hereunder (including the outstanding Receivable Interests); PROVIDED that following the sale of a participation under this Agreement (i) the obligations of CAFCO shall remain unchanged, (ii) CAFCO shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Seller, the Agent, and the Banks shall continue to deal solely and directly with CAFCO in connection with CAFCO's rights and obligations under this Agreement. Any agreement or instrument pursuant to which CAFCO sells such a participation shall provide that the Participant shall not have any right to direct the enforcement of this Agreement or the other Transaction Documents or to approve any amendment, modification or waiver of any provision of this Agreement or the other Transaction Documents; PROVIDED that such agreement or instrument may provide that CAFCO will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) reduces the amount of Capital or Yield that is payable on account of any Receivable Interest or delays any scheduled date for payment thereof or (ii) reduces any fees payable by the Seller to the Program Agent or CAFCO's Investor Agent (to the extent relating to payments to the Participant) or delays any scheduled date for payment of such fees. The Seller acknowledges and agrees that CAFCO's source of funds may derive in part from its Participants. Accordingly, references in Sections 2.08, 2.09, 2.10, 6.07, 9.01 and 11.04 and the other terms and provisions of this Agreement and the other Transaction Documents to determinations, reserve and capital adequacy requirements, expenses, increased costs, reduced receipts and the like as they pertain to CAFCO shall be deemed also to include those of its Participants; PROVIDED that the Seller shall not be required to pay higher costs, expenses and indemnification amounts pursuant to this sentence than would be required to be paid by the Seller in the absence of the sale of any participation by CAFCO to a Participant as contemplated by this Section 11.03(h). CAFCO or the Agent may, in connection with any such participation, disclose to Participants and potential Participants any information relating to the Seller, the Parent or the other Originators, including the Receivables, furnished to CAFCO or the Agent by or on behalf of the Seller; PROVIDED that, prior to any such disclosure, such Participant or potential Participant agrees to preserve the confidentiality of any such information which is confidential in accordance with the provisions of Section 11.06 hereof. Any interest sold by CAFCO to a Bank or its designee under its Asset Purchase Agreement shall not be considered a participation for the purpose of this Section 11.03(h) (and the Bank or its designee shall not be considered a Participant as a result thereof).

          SECTION 11.04. COSTS AND EXPENSES. In addition to the rights of indemnification granted under Section 10.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing and the other activities contemplated in Section 5.02) of this Agreement, any Asset Purchase Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates with respect thereto and with respect to advising the Program Agent, each Investor Agent, each Investor, each Bank and their respective Affiliates as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Program Agent, the Investor Agents, the Investors, the Banks and their respective Affiliates, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

          SECTION 11.05. NO PROCEEDINGS; WAIVER OF CONSEQUENTIAL DAMAGES. (a) Each of the Seller, the Program Agent, each Investor Agent, the Collection Agent, each Originator, each Investor, each Bank, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other Person in instituting against, any Investor any proceeding of the type referred to in Section 7.01(g) so long as any commercial paper or other senior indebtedness issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper or other senior indebtedness shall have been outstanding.

          (b) Without in any way limiting the benefit to the Indemnified Parties under any indemnity provisions of this Agreement in their favor with respect to claims of third parties, each of the Originators, the Collection Agent and the Seller agree on the one hand and each

Indemnified Party agrees on the other hand that no such party shall have any liability to them or any of their security holders or creditors in connection with this Agreement, the other Transaction Documents or the transactions contemplated thereby on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

          SECTION 11.06. CONFIDENTIALITY. (a) Each of the Seller, each Originator and the Collection Agent each agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement (but not the Fee Agreements) may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Program Agent, (ii) to the legal counsel and auditors of the Seller, the Parent and the Collection Agent if they agree to hold it confidential and (iii) to the extent required by or deemed appropriate under, the Seller's, the Parent's or the Collection Agent's reporting requirements, applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and PROVIDED, FURTHER, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

          (b) Each Investor, each Bank, each Investor Agent and the Program Agent agrees to maintain the confidentiality of all information with respect to the Seller, each Originator or the Receivables Pool (including the Seller Reports) furnished or delivered to it pursuant to this Agreement and the other Transaction Documents; PROVIDED, that such information may be disclosed (i) to such party's legal counsel and auditors and to such party's assignees and participants and potential assignees and participants and any actual or potential subordinated investor in any Investor and their respective counsel if they agree to hold it confidential, (ii) to the rating agencies and the providers of liquidity for each Investor, (iii) to credit enhancers and dealers and investors in respect of promissory notes of each Investor in accordance with the customary practices of said Investor for disclosure to credit enhancers, dealers or investors, as the case may be, it being understood that any such disclosure to dealers or investors will not identify the Seller, any Originator or any of their Affiliates by name, and (iv) to the extent required by applicable law or regulation or by any court, regulatory body or agency having jurisdiction over such party; and PROVIDED, FURTHER, that such party shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such party.

          (c) Notwithstanding any other provision herein, each party hereto (and each employee, representative or other agent of each party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated by this Agreement and the other Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

          SECTION 11.07. GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE INTERESTS OF THE INVESTORS AND THE BANKS IN THE RECEIVABLES, THE ORIGINATOR PURCHASE AGREEMENT AND OTHER ITEMS OF COLLATERAL SECURITY REFERRED TO IN SECTION 2.11 ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

          SECTION 11.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          SECTION 11.09. SURVIVAL OF TERMINATION. The provisions of Sections 2.08, 2.09, 6.07, 10.01, 11.04, 11.05, 11.06 and 11.07 shall survive any termination of this Agreement.

          SECTION 11.10. CONSENT TO JURISDICTION. (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Each of the Seller, the Parent, the Collection Agent and the other Originators consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 11.02. Nothing in this Section 11.10 shall affect the right of the Investors, any Bank or any Agent to serve legal process in any other manner permitted by law.

          SECTION 11.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED PURSUANT HERETO.

          SECTION 11.12. TAX TREATMENT. It is the intent of the Seller, each Investor and Bank, and all other parties to this Agreement that, for federal, state and local income and franchise tax (in the nature of income tax) purposes only, each Receivable Interest will be treated as indebtedness secured by the Seller's assets. The Seller, by entering into this Agreement, and each Investor and Bank, and all other parties to this Agreement, by purchasing a Receivable Interest, agree to treat the Receivable Interests for federal, state and local income and franchise tax (in the nature of income tax) purposes as indebtedness. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                     HASBRO RECEIVABLES FUNDING, LLC


                            By:  /s/ Martin R. Trueb
                                 -------------------------------------------
                                 Title: Sr. Vice President and Treasurer
                                 Room 502
                                 200 Narragansett Park Drive
                                 Pawtucket, Rhode Island 02862
                                 Attn: Martin Trueb
                                 Facsimile No. 401-431-8586


INVESTORS:                  CAFCO, LLC


                            By:  Citicorp North America,
                                 Inc., as Attorney-in-Fact


                                 By:  /s/ Lain Gutierrez
                                      --------------------------------------
                                      Vice President
                                      450 Mamaroneck Avenue
                                      Harrison, NY 10528
                                      Attention: Global Securitized Markets
                                      Facsimile No. 914-899-7890


                            STARBIRD FUNDING CORPORATION


                            By:  /s/ Dimitris Spiliakos
                                 -------------------------------------------
                                 Title: Treasurer
                                 c/o JH Management
                                 One International Place
                                 Boston, Massachusetts 02110
                                 Attention: Dimitris P. Spiliakos
                                 Facsimile No. 617-951-7050

PROGRAM AGENT:              CITICORP NORTH AMERICA, INC.,
                            as Program Agent


                            By:  /s/ Lain Gutierrez
                                 -------------------------------------------
                                 Vice President
                                 450 Mamaroneck Avenue
                                 Harrison, NY 10528
                                 Attention: Global Securitized Markets
                                 Facsimile No. 914-899-7890


BANKS:                      CITIBANK, N.A.


                            By:  /s/ Lain Gutierrez
                                 -------------------------------------------
                                 Vice President

                                 Percentage: 50%

                                 450 Mamaroneck Avenue
                                 Harrison, NY 10528
                                 Facsimile No. 914-899-7890


                            BNP PARIBAS, NEW YORK BRANCH


                            By:  /s/ Michael Gonik
                                 -------------------------------------------
                                 Title: Director


                            By:  /s/ Caitlin Kelly
                                 -------------------------------------------
                                 Title: Vice President

                                 Percentage: 50%

                                 787 Seventh Avenue, 33rd Floor
                                 New York, NY 10019
                                 Facsimile No. 212-841-2689

COLLECTION AGENT
AND ORIGINATOR:             HASBRO, INC.

                            By:  /s/ Martin R. Trueb
                                 -------------------------------------------
                                 Title: Sr. Vice President and Treasurer
                                 200 Narragansett Park Drive
                                 Pawtucket, Rhode Island 02862
                                 Attention: Martin Trueb
                                 Facsimile No. 401-431-8084


ORIGINATORS:                WIZARDS OF THE COAST, INC.


                            By:  /s/ Martin R. Trueb
                                 -------------------------------------------
                                 Title: Sr. Vice President and Treasurer
                                 200 Narragansett Park Drive
                                 Pawtucket, Rhode Island 02862
                                 Attention: Martin Trueb
                                 Facsimile No. 401-431-8084


                            ODDZON, INC.


                            By:  /s/ Martin R. Trueb
                                 -------------------------------------------
                                 Title: Sr. Vice President and Treasurer
                                 200 Narragansett Park Drive
                                 Pawtucket, Rhode Island 02862
                                 Attention: Martin Trueb
                                 Facsimile No. 401-431-8084


INVESTOR AGENTS:            CITICORP NORTH AMERICA, INC.,
                            as an Investor Agent


                            By:  /s/ Lain Gutierrez
                                 -------------------------------------------
                                 Vice President
                                 450 Mamaroneck Avenue
                                 Harrison, NY 10528
                                 Attention: Global Securitized Markets
                                 Facsimile No. 914-899-7890

                            BNP PARIBAS, NEW YORK BRANCH,
                            as an Investor Agent


                            By:  /s/ Michael Gonik
                                 -------------------------------------------
                                 Title: Director


                            By:  /s/ Caitlin Kelly
                                 -------------------------------------------
                                 Title: Vice President
                                 787 Seventh Avenue
                                 New York, NY 10019
                                 Facsimile No. 212-841-2689